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As filed with the Securities and Exchange Commission on August 3, 2012

Registration Statement Nos. 333-            , 333-            -01 and 333-            -02

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NextEra Energy, Inc. NextEra Energy Capital Holdings, Inc. Florida Power & Light Company (Exact name of each registrant as specified in its charter)	Florida Florida Florida (State or other jurisdiction of incorporation or organization)	59-2449419 59-2576416 59-0247775 (I.R.S. Employer Identification No.)

700 Universe Boulevard
Juno Beach, Florida 33408-0420
(561) 694-4000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive office)

Charles E. Sieving, Esq. Executive Vice President & General Counsel NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	Thomas R. McGuigan, Esq. Squire Sanders (US) LLP 1900 Phillips Point West 777 South Flagler Drive West Palm Beach, Florida 33401 (561) 650-7200	Robert J. Reger, Jr., Esq. Thomas P. Giblin, Jr., Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000

(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

Dee Ann Dorsey, Esq.
Hunton & Williams LLP
200 Park Avenue
New York, New York 10166
(212) 309-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.    ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.    ☐

         Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
NextEra Energy, Inc.	☒	☐	☐	☐
NextEra Energy Capital Holdings, Inc.	☐	☐	☒	☐
Florida Power & Light Company	☐	☐	☒	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

NextEra Energy, Inc.

NextEra Energy, Inc. Common Stock, $.01 par value

NextEra Energy, Inc. Preferred Stock

NextEra Energy, Inc. Stock Purchase Contracts

NextEra Energy, Inc. Stock Purchase Units

NextEra Energy, Inc. Warrants

NextEra Energy, Inc. Senior Debt Securities

NextEra Energy, Inc. Subordinated Debt Securities

NextEra Energy, Inc. Junior Subordinated Debentures

NextEra Energy, Inc. Guarantee of NextEra Energy Capital Holdings, Inc. Preferred Stock

NextEra Energy, Inc. Guarantee of NextEra Energy Capital Holdings, Inc. Senior Debt Securities

NextEra Energy, Inc. Subordinated Guarantee of NextEra Energy Capital Holdings, Inc. Subordinated Debt Securities

NextEra Energy, Inc. Junior Subordinated Guarantee of NextEra Energy Capital Holdings, Inc. Junior Subordinated Debentures

NextEra Energy Capital Holdings, Inc.

NextEra Energy Capital Holdings, Inc. Preferred Stock

NextEra Energy Capital Holdings, Inc. Senior Debt Securities

NextEra Energy Capital Holdings, Inc. Subordinated Debt Securities

NextEra Energy Capital Holdings, Inc. Junior Subordinated Debentures

Florida Power & Light Company

Florida Power & Light Company Preferred Stock

Florida Power & Light Company Warrants

Florida Power & Light Company First Mortgage Bonds

Florida Power & Light Company Senior Debt Securities

Florida Power & Light Company Subordinated Debt Securities

Total		$0(2)

(1)
An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by NextEra Energy, Inc., NextEra Energy Capital Holdings, Inc. and Florida Power & Light Company or sold by a selling securityholder, if and as allowed, at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder.

(2)
In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

EXPLANATORY NOTE

        This registration statement contains two forms of prospectuses, the first of which is to be used in connection with offerings of the securities referenced in clause (1) below, and the second of which is to be used in connection with offerings of the securities referenced in clause (2) below:

  (1)
  the securities of NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc. registered pursuant to this registration statement; and

  (2)
  the securities of Florida Power & Light Company registered pursuant to this registration statement.

        Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

PROSPECTUS

NextEra Energy, Inc.

Common Stock, Preferred Stock, Stock Purchase Contracts,
Stock Purchase Units, Warrants, Senior Debt Securities,
Subordinated Debt Securities and Junior Subordinated Debentures

NextEra Energy Capital Holdings, Inc.

Preferred Stock, Senior Debt Securities, Subordinated Debt Securities
and Junior Subordinated Debentures
Guaranteed as described in this prospectus by

NextEra Energy, Inc.

        NextEra Energy, Inc. ("NEE") and/or NextEra Energy Capital Holdings, Inc. ("NEE Capital") may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

        NEE and/or NEE Capital will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        NEE's common stock is listed on the New York Stock Exchange and trades under the symbol "NEE."

        NEE and/or NEE Capital may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 44 of this prospectus also provides more information on this topic.

        See "Risk Factors" beginning on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

        NEE's and NEE Capital's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 3, 2012

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that NEE, NEE Capital, and Florida Power & Light Company ("FPL") have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process.

        Under this shelf registration process, NEE and/or NEE Capital may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of NEE or NEE Capital, as the case may be. NEE may offer any of the following securities: common stock, preferred stock, stock purchase contracts, stock purchase units, warrants to purchase common stock or preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures and guarantees related to the preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures that NEE Capital may offer. NEE Capital may offer any of the following securities: preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures.

        This prospectus provides you with a general description of the securities that NEE and/or NEE Capital may offer. Each time NEE and/or NEE Capital sells securities, NEE and/or NEE Capital will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

        Before purchasing the securities, investors should carefully consider the risk factors described in NEE's annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, together with the other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

NEE

        NEE is a holding company incorporated in 1984 as a Florida corporation. NEE has two principal operating subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC ("NEER"). FPL is a rate regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER is NEE's competitive energy subsidiary which produces the majority of its electricity from clean and renewable sources.

NEE CAPITAL

        NEE Capital owns and provides funding for all of NEE's operating subsidiaries other than FPL and its subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NEE.

USE OF PROCEEDS

        Unless otherwise stated in a prospectus supplement, NEE and NEE Capital will each add the net proceeds from the sale of its securities to its respective general funds. NEE uses its general funds for corporate purposes, including to provide funds for its subsidiaries, to repurchase common stock and to repay, redeem or repurchase outstanding debt or equity issued by its subsidiaries. NEE Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding debt. NEE and NEE Capital will each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows NEE's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

Years Ended December 31,
2011	2010	2009	2008	2007
3.00	3.23	2.91	3.28	3.10

        NEE's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2012 was 3.26.

WHERE YOU CAN FIND MORE INFORMATION

        NEE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by NEE with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including NEE. NEE also maintains an Internet site (www.nexteraenergy.com). Information on NEE's Internet site or any of its subsidiaries' Internet sites is not a part of this prospectus.

        NEE Capital does not file and does not intend to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934. NEE includes summarized financial information relating to NEE Capital in some of its reports filed with the SEC.

INCORPORATION BY REFERENCE

        The SEC allows NEE and NEE Capital to "incorporate by reference" information that NEE files with the SEC, which means that NEE and NEE Capital may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. NEE and NEE Capital are incorporating by reference the documents listed below and any future filings NEE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until NEE and/or NEE Capital sell all of the securities covered by the registration statement:

  (1)
  NEE's Annual Report on Form 10-K for the year ended December 31, 2011;

  (2)
  NEE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

  (3)
  NEE's Current Reports on Form 8-K filed with the SEC on January 17, 2012, February 9, 2012, March 16, 2012 (excluding those portions furnished and not filed), March 19, 2012, March 27, 2012, May 4, 2012, May 15, 2012, May 21, 2012, May 29, 2012, June 15, 2012, July 2, 2012 and July 27, 2012; and

  (4)
  the description of the NEE common stock contained in NEE's Current Report on Form 8-K/A filed with the SEC on March 1, 2010, and any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. NEE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, NEE and NEE Capital are herein filing cautionary statements identifying important factors that could cause NEE's and NEE Capital's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of NEE and NEE Capital in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as "will," "will likely result," "are expected to," "will continue," "is anticipated," "aim," "believe," "could," "should," "would," "estimated," "may," "plan," "potential," "future," "projection," "goals," "target," "outlook," "predict," and "intend" or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in NEE's reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on NEE's and NEE Capital's operations and financial results, and could cause NEE's or NEE Capital's actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of NEE or NEE Capital.

        Any forward-looking statement speaks only as of the date on which that statement is made, and neither NEE nor NEE Capital undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

        The issues and associated risks and uncertainties discussed in the reports that are incorporated herein by reference are not the only ones NEE or NEE Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair NEE's and NEE Capital's businesses in the future.

 DESCRIPTION OF NEE COMMON STOCK

        The following summary description of the terms of the common stock of NEE is not intended to be complete. The description is qualified in its entirety by reference to the provisions of NEE's Restated Articles of Incorporation, as currently in effect ("NEE's Charter"), and Amended and Restated Bylaws, as currently in effect ("NEE's Bylaws") and the other documents described below. Each of NEE's Charter and NEE's Bylaws and the other documents described below has previously been filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act and other applicable laws.

Authorized and Outstanding Capital Stock

        NEE's Charter authorizes it to issue 900,000,000 shares of capital stock, each with a par value of $.01, consisting of:

  •
  800,000,000 shares of common stock; and

  •
  100,000,000 shares of preferred stock.

        As of June 30, 2012, there were 422,757,848 shares of common stock and no shares of preferred stock issued and outstanding. As of the same date, NEE's board of directors had not authorized for issuance any series of preferred stock.

Common Stock Terms

        Voting Rights.    In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of the common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of NEE's shareholders. The holders of common stock do not have cumulative voting rights. Unless otherwise provided by NEE's Charter or NEE's Bylaws or applicable law, the affirmative vote of the holders of a majority of the total number of shares represented at a meeting and entitled to vote on a matter (including the election of directors) is required for shareholder action on that matter.

        Dividend Rights.    The holders of common stock are entitled to participate on an equal per-share basis in any dividends declared on the common stock by NEE's board of directors out of funds legally available for dividend payments.

        The declaration and payment of dividends on the common stock is within the sole discretion of NEE's board of directors. NEE's Charter does not limit the dividends that may be paid on the common stock.

        The ability of NEE to pay dividends on the common stock is currently subject to, and in the future may be limited by:

  •
  various risks which affect the businesses of FPL and NEE's other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to NEE; and

  •
  various contractual restrictions applicable to NEE and some of its subsidiaries, including those described below.

        FPL is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as Trustee, as amended and supplemented from time to time (the "FPL Mortgage"), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the FPL Mortgage could restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. As of the date of this prospectus, no retained earnings were restricted by these provisions of the FPL Mortgage.

        Other contractual restrictions on the dividend-paying ability of NEE and its subsidiaries are contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, FPL and NEE Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or such other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL were to issue equity units, junior subordinated debentures or other securities having similar provisions and were to exercise any such right to defer the payment of interest or other payments on such securities, or if there were to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE's ability to pay dividends on its common stock or preferred stock and on the ability of NEE's subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

        In addition, the right of the holders of NEE's common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of NEE preferred stock that may be issued in the future, and the right of the holders (including NEE) of FPL or NEE Capital, as the case may be, common stock or preferred stock, as the case may be, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL or NEE Capital, as the case may be, preferred stock that may be issued in the future.

        Liquidation Rights.    If there is a liquidation, dissolution or winding up of NEE, the holders of common stock are entitled to share equally and ratably in any assets remaining after NEE has paid, or provided for the payment of, all of its debts and other liabilities, and after NEE has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.

        Other Rights.    The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in NEE's Charter and NEE's Bylaws

        NEE's Charter and NEE's Bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NEE's board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of common stock.

        NEE's Charter Provisions.    Among NEE's Charter provisions that could have an anti-takeover effect are those that:

  •
  permit the shareholders to remove a director only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock (which NEE's Charter defines to include the common stock and any other capital stock entitled to vote generally in the election of directors), voting together as a single class;

  •
  provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;

  •
  prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

  •
  limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or secretary, a majority of the board of directors or the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain "business combinations" with an "interested shareholder," as those terms are defined in NEE's Charter, or the interested shareholder's affiliate, unless such transactions are approved by a majority of the "continuing directors," as defined in NEE's Charter or, in some cases, unless specified minimum price and procedural requirements are met;

  •
  require any action by shareholders to amend or repeal NEE's Bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NEE's Charter, including the foregoing provisions.

        NEE's Charter defines the term "interested shareholder" to include a security holder who is the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock, and the term "continuing director" to include any director who is not an affiliate of an interested shareholder. The foregoing provisions may discriminate against a security holder who becomes an interested shareholder by reason of its beneficial ownership of the specified amount of common or other voting stock.

        The term "business combination" is defined in NEE's Charter to include the following transactions:

  •
  any merger or consolidation of NEE or any direct or indirect majority-owned subsidiary with (i) any interested shareholder or (ii) any other corporation (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any interested shareholder or any affiliate of any interested shareholder of assets of NEE or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10 million or more;

  •
  the issuance or transfer by NEE or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of NEE or any such subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10 million or more;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of NEE proposed by or on behalf of an interested shareholder or an affiliate of an interested shareholder; or

  •
  any reclassification of securities (including any reverse stock split) or recapitalization of NEE, or any merger or consolidation of NEE with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of NEE or any direct or indirect majority-owned subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

        For purposes of the foregoing "business combination" provisions, NEE's Charter defines the term "subsidiary" as any corporation of which NEE owns, directly or indirectly, a majority of any class of equity securities.

        The foregoing shareholder approval requirements are in addition to those required by law, including the provisions of the Florida Business Corporation Act described below.

        NEE's Bylaw Provisions.    NEE's Bylaws contain some of the foregoing provisions contained in NEE's Charter. NEE's Bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NEE. In addition, NEE's Bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to NEE's secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year's annual meeting. NEE's Bylaws also require a shareholder to submit in writing to NEE's secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder's notice to be in proper form, it must include all of the information specified in NEE's Bylaws.

        Preferred Stock.    The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which NEE's board of directors may authorize for issuance from time to time. NEE's board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. In that regard, NEE's Charter authorizes NEE's board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage any attempt to effect a change in control of NEE, even if such a transaction would be beneficial to the interests of holders of the common stock. See the description of NEE's Preferred Stock in "Description of NEE Preferred Stock" in this prospectus.

Restrictions on Affiliated and Control Share Transactions Under Florida Act

        Affiliated Transactions.    As a Florida corporation, NEE is subject to the Florida Business Corporation Act, or "Florida Act," which provides that an "affiliated transaction" of a Florida corporation with an "interested shareholder," as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act defines an "interested shareholder" as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

  •
  mergers and consolidations to which the corporation and the interested shareholder are parties;

  •
  sales or other dispositions of assets representing 5% or more of the aggregate fair market value of the corporation's assets, outstanding shares, earning power or net income to the interested shareholder;

  •
  issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

  •
  the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

  •
  any reclassification of the corporation's securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

  •
  the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

        The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

        The two-thirds approval requirement does not apply if, among other things, subject to specified qualifications:

  •
  the transaction has been approved by a majority of the corporation's disinterested directors;

  •
  the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the transaction;

  •
  the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

  •
  specified fair price and procedural requirements are satisfied.

        The foregoing restrictions do not apply if the corporation's original articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation (other than shares held by the interested shareholder) contain a provision expressly electing for the corporation not to be governed by the restrictions. NEE's Charter and NEE's Bylaws do not contain such a provision.

        Control-Share Acquisitions.    The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an "issuing public corporation," as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

  •
  one-fifth or more, but less than one-third, of all voting power of the corporation;

  •
  one-third or more, but less than a majority, of all voting power of the corporation; or

  •
  a majority or more of all voting power of the corporation.

        The statute does not apply if, among other things, the acquisition:

  •
  is approved by the corporation's board of directors; or

  •
  is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

        The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation's articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. NEE's Charter and NEE's Bylaws do not contain such provisions.

Indemnification

        Florida law generally provides that a Florida corporation, such as NEE, may indemnify its directors, officers, employees and agents against liabilities and expenses they may incur. Florida law also limits the liability of directors to NEE and other persons. NEE's Bylaws contain provisions requiring NEE to indemnify its directors, officers, employees and agents under specified conditions. In addition, NEE carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

        The common stock is listed on the New York Stock Exchange and trades under the symbol "NEE."

DESCRIPTION OF NEE PREFERRED STOCK

        General.    The following statements describing NEE's preferred stock are not intended to be a complete description. For additional information, please see NEE's Charter and NEE's Bylaws. You should read this summary together with the articles of amendment to NEE's Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act and other applicable laws.

        NEE Preferred Stock.    NEE may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. No shares of preferred stock are presently outstanding.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to NEE's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of NEE and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate NEE to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of NEE's Charter.

        In some cases, the issuance of preferred stock could make it difficult for another company to acquire NEE and make it harder to remove current management. See also "Description of NEE Common Stock."

        There are contractual restrictions on the dividend-paying ability of NEE and its subsidiaries contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or such other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the preferred stock (and NEE Capital would not be able to pay dividends to NEE or any other holder of its common stock) during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL were to issue equity units, junior subordinated debentures or other securities having similar provisions and were to exercise any such right to defer the payment of interest or other payments on such securities, or if there were to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE's ability to pay dividends on its common stock or preferred stock and on the ability of NEE's subsidiaries, including NEE Capital and FPL to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

DESCRIPTION OF NEE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        NEE may issue stock purchase contracts, including contracts that obligate holders to purchase from NEE, and NEE to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of NEE Capital, debt securities of NEE, or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require NEE to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

        A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts.

DESCRIPTION OF NEE WARRANTS

        NEE may issue warrants to purchase common stock or preferred stock. A prospectus supplement will describe the terms of any such warrants being offered and any related warrant agreement between NEE and a warrant agent.

DESCRIPTION OF NEE SENIOR DEBT SECURITIES

        NEE may issue its senior debt securities, in one or more series, under one or more Indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF NEE SUBORDINATED DEBT SECURITIES

        NEE may issue its subordinated debt securities (other than the NEE Junior Subordinated Debentures (as defined below under "Description of NEE Junior Subordinated Debentures")), in one or more series, under one or more Indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF NEE JUNIOR SUBORDINATED DEBENTURES

        NEE may issue its junior subordinated debentures (the "NEE Junior Subordinated Debentures"), in one or more series, under one or more Indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered junior subordinated debentures will be described in a supplement to this prospectus.

 DESCRIPTION OF NEE CAPITAL PREFERRED STOCK

        General.    The following statements describing NEE Capital's preferred stock are not intended to be a complete description. For additional information, please see NEE Capital's Articles of Incorporation, as currently in effect ("NEE Capital's Charter"), and NEE Capital's bylaws, as currently in effect. You should read this summary together with the articles of amendment to NEE Capital's Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act and other applicable laws.

        NEE Capital Preferred Stock.    NEE Capital may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. The NEE Capital preferred stock will be guaranteed by NEE as described under "Description of NEE Guarantee of NEE Capital Preferred Stock." No shares of preferred stock are presently outstanding.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to NEE Capital's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of NEE Capital and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate NEE Capital to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of NEE Capital's Charter.

        There are contractual restrictions on the dividend-paying ability of NEE Capital contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE Capital may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide it with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or other such securities, or if there were to occur certain payment defaults on those securities, NEE Capital would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE Capital might issue other securities in the future containing similar or other restrictions on NEE Capital's ability to pay dividends to any holder of its preferred stock.

DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL PREFERRED STOCK

        The following statements describing NEE's guarantee of NEE Capital's preferred stock are not intended to be a complete description. For additional information, please see NEE's guarantee agreement relating to NEE Capital's preferred stock. You should read this summary together with the guarantee agreement for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances limit the ability of FPL to pay dividends to NEE. Each of these documents has previously been filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.

        NEE will fully, unconditionally and irrevocably guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that NEE Capital may have or assert. NEE's guarantee of NEE Capital's preferred stock will be an unsecured obligation of NEE and will rank (1) subordinate and junior in right of payment to all other liabilities of NEE (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by NEE and with any other guarantee that may be entered into by NEE in respect of any preferred or preference stock of any affiliate of NEE, and (3) senior to NEE's common stock. A prospectus supplement will describe the terms of NEE's guarantee of NEE Capital's preferred stock. The description will not necessarily be complete, and reference will be made to the preferred stock guarantee agreement.

        While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the NEE guarantee of NEE Capital preferred stock or to make any funds available for such payment. Therefore, the NEE guarantee of NEE Capital preferred stock will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE's subsidiaries. In addition to trade liabilities, many of NEE's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE guarantee of NEE Capital preferred stock. NEE's guarantee of NEE Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE's subsidiaries may issue, guarantee or otherwise incur. See "Description of NEE Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of NEE's subsidiaries.

DESCRIPTION OF NEE CAPITAL SENIOR DEBT SECURITIES

        General.    NEE Capital may issue its debt securities (other than the NEE Capital Junior Subordinated Debentures (as defined below under "Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee")), in one or more series, under an Indenture, dated as of June 1, 1999, between NEE Capital and The Bank of New York Mellon, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Indenture." The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the "Indenture Trustee." These debt securities are referred to in this prospectus as the "Offered Senior Debt Securities."

        The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by NEE Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of NEE Capital issued under the Indenture are collectively referred to in this prospectus as the "Senior Debt Securities."

        This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer's certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer's certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional Offered Senior Debt Securities or except for the first payments of interest following the issue date of the additional Offered Senior Debt Securities) so that the additional Offered Senior Debt Securities may be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.

        Each series of Offered Senior Debt Securities may have different terms. NEE Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in the particular prospectus supplement relating to that specific series of Offered Senior Debt Securities:

  (1)
  the title of those Offered Senior Debt Securities,

  (2)
  any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

  (3)
  the date(s) on which NEE Capital will pay the principal of those Offered Senior Debt Securities,

  (4)
  the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which NEE Capital will pay interest and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom NEE Capital will pay interest on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which NEE Capital will make payments on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon NEE Capital,

  (7)
  the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which NEE Capital may, at its option, redeem those Offered Senior Debt Securities, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate NEE Capital to repurchase or redeem those Offered Senior Debt Securities,

  (10)
  the denominations in which NEE Capital may issue those Offered Senior Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

  (11)
  the currency or currencies in which NEE Capital may pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities (if other than in U.S. dollars),

  (12)
  if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if NEE Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of those Offered Senior Debt Securities that NEE Capital will pay upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

  (16)
  events of default, if any, with respect to those Offered Senior Debt Securities and covenants of NEE Capital, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

  (17)
  the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars,

  (19)
  any provisions for the reinstatement of NEE Capital's indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

  (20)
  if NEE Capital will issue those Offered Senior Debt Securities in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

  (21)
  if NEE Capital will issue those Offered Senior Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

  (22)
  any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

  (23)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

  (24)
  other than the Guarantee described under "Description of NEE Guarantee of NEE Capital Senior Debt Securities" below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

  (25)
  any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

        NEE Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

        Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

        Security and Ranking.    The Offered Senior Debt Securities will be unsecured obligations of NEE Capital. The Indenture does not limit NEE Capital's ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that NEE Capital elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to NEE Capital's Junior Subordinated Debentures. The Indenture does not limit NEE Capital's ability to issue other unsecured debt.

        While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital's subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital's subsidiaries. In addition to trade liabilities, many of NEE Capital's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The Indenture does not place any limit on the amounts of liabilities, including debt or preferred stock, that NEE Capital's subsidiaries may issue, guarantee or otherwise incur.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

  (1)
  as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is acceptable. (Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including itself, and remove any paying agent. (Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

        NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before selection of Offered Senior Debt Securities to be redeemed. (Indenture, Section 305).

        Defeasance.    NEE Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, NEE Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

  (b)
  certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

        Limitation on Liens.    So long as any Senior Debt Securities remain outstanding, NEE Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, unless NEE Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:

  (1)
  any lien on capital stock created at the time NEE Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

  (2)
  any lien on capital stock existing at the time NEE Capital acquires that capital stock (whether or not NEE Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

  (3)
  any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

  (a)
  the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

  (b)
  the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

  (4)
  any lien arising in connection with court proceedings; provided, that, either

  (a)
  the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

  (b)
  the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

  (c)
  so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

        Liens on any shares of the capital stock of any of NEE Capital's majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as "Restricted Liens." The foregoing limitation does not apply to the extent that NEE Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of NEE Capital secured by Restricted Liens, does not at the time exceed 5% of NEE Capital's Consolidated Capitalization. (Indenture, Section 608).

        For this purpose, "Consolidated Capitalization" means the sum of:

  (1)
  Consolidated Shareholders' Equity;

  (2)
  Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication

  (3)
  any preference or preferred stock of NEE Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Shareholders' Equity" as used above means the total assets of NEE Capital and its Consolidated Subsidiaries less all liabilities of NEE Capital and its Consolidated

Subsidiaries. As used in this definition, the term "liabilities" means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

  (1)
  indebtedness secured by property of NEE Capital or any of its Consolidated Subsidiaries whether or not NEE Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that NEE Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of NEE Capital or such Consolidated Subsidiary on such balance sheet,

  (2)
  deferred liabilities, and

  (3)
  indebtedness of NEE Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of NEE Capital or such Consolidated Subsidiary.

As used in this definition, "liabilities" includes preference or preferred stock of NEE Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of NEE Capital and its Consolidated Subsidiaries.

        The term "Consolidated Subsidiary," means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of NEE Capital in NEE Capital's consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

        The foregoing limitation does not limit in any manner the ability of:

  (1)
  NEE Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

  (2)
  NEE Capital or NEE to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

  (3)
  NEE to place liens on any of its assets, or

  (4)
  any of the direct or indirect subsidiaries of NEE Capital or NEE (other than NEE Capital) to place liens on any of their assets.

        Consolidation, Merger, and Sale of Assets.    Under the Indenture, NEE Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which NEE Capital is merged, or the entity that acquires or leases NEE Capital's property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital's obligations on all Senior Debt Securities and under the Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

  (3)
  NEE Capital delivers an officer's certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

        The Indenture does not restrict NEE Capital in a merger in which NEE Capital is the surviving entity.

        Events of Default.    Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

  (1)
  failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

  (2)
  failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) NEE Capital receives written notice of such failure to comply from the Indenture Trustee, or (ii) NEE Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of NEE Capital, or

  (5)
  any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

        In the case of the third event of default listed above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

        Remedies.    If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Senior Debt Securities are defined as "Discount Securities" in the Indenture.

        If the event of default is applicable to all outstanding Senior Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  NEE Capital deposits with the Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all Senior Debt Securities of that series,

  (b)
  the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

    (c)
    interest on overdue interest for that series, and

    (d)
    all amounts then due to the Indenture Trustee under the Indenture, and

  (2)
  any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Indenture Trustee's sole discretion, be adequate. (Indenture, Section 812).

        A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:

  (1)
  that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Indenture, Section 807).

        NEE Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

        Modification and Waiver.    Without the consent of any registered owner of Senior Debt Securities, NEE Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to NEE Capital of NEE Capital's obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its assets substantially as an entirety,

  (2)
  to add covenants of NEE Capital or to surrender any right or power conferred upon NEE Capital by the Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

  (a)
  when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

  (b)
  when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

  (5)
  to provide collateral security for all but not a part of the Senior Debt Securities,

  (6)
  to create the form or terms of Senior Debt Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

  (b)
  all, or any series or tranche of, Senior Debt Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon NEE Capital in respect of Senior Debt Securities and the Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by NEE Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

  (2)
  reduce any Senior Debt Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

  (3)
  reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

  (4)
  change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

  (5)
  impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

  (6)
  reduce the percentage in principal amount of the outstanding Senior Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

  (7)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

  (8)
  modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

        The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by NEE Capital or any other obligor upon the Senior Debt Securities or any affiliate of NEE Capital or of that other obligor (unless NEE Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

        If NEE Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, NEE Capital may, at its option, by signing a written request to the Indenture Trustee, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action. However, NEE Capital will not be obligated to do this. If NEE Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or NEE Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

        Resignation and Removal of Indenture Trustee.    The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to NEE Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and NEE Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to an Indenture Trustee appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

  (1)
  no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

  (2)
  NEE Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

        Notices.    Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

        Title.    NEE Capital, the Indenture Trustee, and any agent of NEE Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

        Governing Law.    The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

 DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL SENIOR DEBT SECURITIES

        General.    This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between NEE and The Bank of New York Mellon, as guarantee trustee, referred to in this prospectus as the "Guarantee Trustee." The Guarantee Agreement, referred to in this prospectus as the "Guarantee Agreement," was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Under the Guarantee Agreement, NEE absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the "Guarantee." NEE is only required to make these payments if NEE Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, NEE has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against NEE Capital prior to bringing suit against NEE. (Guarantee Agreement, Section 5.06).

        The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against NEE to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

        Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving NEE.

        Security and Ranking.    The Guarantee is an unsecured obligation of NEE and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of NEE. There is no limit on the amount of other indebtedness, including guarantees, that NEE may incur or issue.

        While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE's subsidiaries. In addition to trade liabilities, many of NEE's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Guarantee. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that NEE's subsidiaries may issue, guarantee or otherwise incur.

        Events of Default.    An event of default under the Guarantee Agreement will occur upon the failure of NEE to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

  (1)
  direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

  (2)
  direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

        The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

        The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join NEE in any lawsuit commenced by that person or entity against NEE Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against NEE in that lawsuit, or in any independent lawsuit against NEE, without first asserting, prosecuting or exhausting any remedy or claim against NEE Capital. (Guarantee Agreement, Section 5.06).

        NEE is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

        Modification.    NEE and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

        Termination of the Guarantee Agreement.    The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

        Governing Law.    The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

DESCRIPTION OF NEE CAPITAL SUBORDINATED DEBT SECURITIES AND NEE
SUBORDINATED GUARANTEE

        NEE Capital may issue its subordinated debt securities (other than the NEE Capital Junior Subordinated Debentures (as defined above under "Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee")), in one or more series, under one or more Indentures between NEE Capital and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities, including NEE's guarantee of NEE Capital's payment obligations under such subordinated debt securities, will be described in a supplement to this prospectus.

DESCRIPTION OF NEE CAPITAL JUNIOR SUBORDINATED DEBENTURES AND NEE JUNIOR
SUBORDINATED GUARANTEE

        General.    The junior subordinated debentures issued by NEE Capital are referred to in this prospectus as the "NEE Capital Junior Subordinated Debentures." The NEE Capital Junior Subordinated Debentures will be issued by NEE Capital in one or more series under an Indenture, dated as of September 1, 2006, among NEE Capital, NEE and The Bank of New York Mellon, as trustee, or another subordinated indenture among NEE Capital, NEE and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which NEE Capital Junior Subordinated Debentures may be issued, as they may be amended from time to time, are referred to in this prospectus as the "NEE Capital Junior Subordinated Indenture." The Bank of New York Mellon, as trustee under the NEE Capital Junior Subordinated Indenture, is referred to in this prospectus as the "Junior Subordinated Indenture Trustee." The NEE Capital Junior Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The NEE Capital Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the NEE Capital Junior Subordinated Indenture are collectively referred to in this prospectus as the "NEE Capital Junior Subordinated Indenture Securities."

        This section briefly summarizes some of the terms of the NEE Capital Junior Subordinated Debentures, NEE's junior subordinated guarantee of the NEE Capital Junior Subordinated Debentures (the "Junior Subordinated Guarantee"), and some of the provisions of the NEE Capital Junior Subordinated Indenture. This summary does not contain a complete description of the NEE Capital Junior Subordinated Debentures, the Junior Subordinated Guarantee or the NEE Capital Junior Subordinated Indenture. You should read this summary together with the NEE Capital Junior Subordinated Indenture and the officer's certificates or other documents creating the NEE Capital Junior Subordinated Debentures and the Junior Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The NEE Capital Junior Subordinated Indenture which contains the Junior Subordinated Guarantee, the forms of officer's certificate that may be used to create a series of NEE Capital Junior Subordinated Debentures and the forms of the NEE Capital Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement. In addition, each NEE Capital Junior Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Each issue of the NEE Capital Junior Subordinated Debentures will constitute a separate series under the NEE Capital Junior Subordinated Indenture.

        All NEE Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional NEE Capital Junior Subordinated Debentures of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued NEE Capital Junior Subordinated Debentures of a particular series, create and issue additional NEE Capital Junior Subordinated

Debentures of such series. Such additional NEE Capital Junior Subordinated Debentures will have the same terms as the previously-issued NEE Capital Junior Subordinated Debentures of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional NEE Capital Junior Subordinated Debentures or except for the first payments of interest following the issue date of the additional NEE Capital Junior Subordinated Debentures) so that the additional NEE Capital Junior Subordinated Debentures may be consolidated and form a single series with the previously-issued NEE Capital Junior Subordinated Debentures of such series.

        The NEE Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of NEE Capital which rank junior to all of NEE Capital's Senior Indebtedness. The term "Senior Indebtedness" with respect to NEE Capital will be defined in the related prospectus supplement. All NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture will rank equally and ratably with all other NEE Capital Junior Subordinated Debentures issued under that NEE Capital Junior Subordinated Indenture, except to the extent that NEE Capital elects to provide security with respect to any series of NEE Capital Junior Subordinated Debentures without providing that security to all outstanding NEE Capital Junior Subordinated Debentures in accordance with the respective NEE Capital Junior Subordinated Indenture. NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture may rank senior to, pari passu with, or junior to, NEE Capital Junior Subordinated Debentures issued by NEE Capital under another NEE Capital Junior Subordinated Indenture. The NEE Capital Junior Subordinated Debentures will be unconditionally guaranteed by NEE as to payment of principal, and any interest and premium, pursuant to the Junior Subordinated Guarantee included in the NEE Capital Junior Subordinated Indenture for such NEE Capital Junior Subordinated Debentures, which Junior Subordinated Guarantee ranks junior to all of NEE's Senior Indebtedness, and may rank senior to, pari passu with, or junior to, NEE's obligations under a separate junior subordinated guarantee. See "—Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures" below.

        Each series of NEE Capital Junior Subordinated Debentures that may be issued under each NEE Capital Junior Subordinated Indenture may have different terms. NEE Capital will include some or all of the following information about a specific series of NEE Capital Junior Subordinated Debentures in the particular prospectus supplement relating to that specific series of NEE Capital Junior Subordinated Debentures:

  (1)
  the title of those NEE Capital Junior Subordinated Debentures,

  (2)
  any limit upon the aggregate principal amount of those NEE Capital Junior Subordinated Debentures,

  (3)
  the date(s) on which the principal will be paid,

  (4)
  the rate(s) of interest on those NEE Capital Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom interest will be paid on any interest payment date, if other than the person in whose name those NEE Capital Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which payments will be made on those NEE Capital Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those NEE Capital Junior Subordinated Debentures may transfer or exchange those NEE Capital Junior Subordinated Debentures and serve notices and demands to or upon NEE Capital,

  (7)
  the security registrar and any paying agent or agents for those NEE Capital Junior Subordinated Debentures,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which those NEE Capital Junior Subordinated Debentures may be redeemed at the option of the issuer, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions, including any options held by the registered owners of those NEE Capital Junior Subordinated Debentures, that would obligate the issuer to repurchase or redeem those NEE Capital Junior Subordinated Debentures,

  (10)
  the denominations in which those NEE Capital Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

  (11)
  the currency or currencies in which the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

  (12)
  if NEE Capital, or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures in a currency other than that in which those NEE Capital Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital, or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the NEE Capital Junior Subordinated Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of the NEE Capital Junior Subordinated Debentures that will be paid by the issuer upon declaration of acceleration of the maturity of those NEE Capital Junior Subordinated Debentures, if other than the entire principal amount of those NEE Capital Junior Subordinated Debentures,

  (16)
  events of default, if any, with respect to those NEE Capital Junior Subordinated Debentures and covenants, if any, of NEE Capital for the benefit of the registered owners of those NEE Capital Junior Subordinated Debentures, other than those specified in the NEE Capital Junior Subordinated Indenture,

  (17)
  the terms, if any, pursuant to which those NEE Capital Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

  (19)
  any provisions for the reinstatement of the issuer's indebtedness in respect of those NEE Capital Junior Subordinated Debentures after their satisfaction and discharge,

  (20)
  if those NEE Capital Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures in global form,

  (21)
  if those NEE Capital Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures as bearer securities,

  (22)
  any limits on the rights of the registered owners of those NEE Capital Junior Subordinated Debentures to transfer or exchange those NEE Capital Junior Subordinated Debentures or to register their transfer, and any related service charges,

  (23)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those NEE Capital Junior Subordinated Debentures,

  (24)
  any collateral security, assurance, or guarantee for those NEE Capital Junior Subordinated Debentures, including any security, assurance of guarantee in addition to, or any exceptions to, the Junior Subordinated Guarantee),

  (25)
  any variation in the definition of pari passu securities, if applicable,

  (26)
  the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

  (27)
  any other terms of those NEE Capital Junior Subordinated Debentures that are not inconsistent with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 301).

        Except as otherwise stated in the related prospectus supplement, the covenants in the NEE Capital Junior Subordinated Indenture would not give registered owners of NEE Capital Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

  Subordination.

        The NEE Capital Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of NEE Capital. (NEE Capital Junior Subordinated Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the NEE Capital Junior Subordinated Debentures may be made by NEE Capital, until all holders of Senior Indebtedness of NEE Capital have been paid in full (or provision has been made for such payment), if any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of NEE Capital;

  (2)
  any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1502).

        Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1502).

        While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital's subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the NEE Capital Junior Subordinated Indenture Securities or to

make any funds available for such payment. Therefore, NEE Capital Junior Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital's subsidiaries. In addition to trade liabilities, many of NEE Capital's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE Capital Junior Subordinated Indenture Securities. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital's subsidiaries may issue, guarantee or otherwise incur. See "Description of NEE Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of NEE Capital.

        Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures.    Pursuant to the Junior Subordinated Guarantee, NEE will unconditionally and irrevocably guarantee the payment of principal of and any interest and premium, if any, on the NEE Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such NEE Capital Junior Subordinated Debentures and the NEE Capital Junior Subordinated Indenture. The Junior Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the NEE Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Article Fourteen).

        The Junior Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of NEE. (NEE Capital Junior Subordinated Indenture, Section 1402). The term "Senior Indebtedness" with respect to NEE will be defined in the related prospectus supplement. No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the NEE Capital Junior Subordinated Debentures may be made by NEE under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full (or provision has been made for such payment), if any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of NEE;

  (2)
  any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1403).

        Upon any distribution of assets of NEE to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1403).

        While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Junior Subordinated Guarantee or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE's subsidiaries. In addition to trade liabilities, many of NEE's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE's subsidiaries may issue, guarantee or otherwise incur. See "Description of NEE Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of NEE's subsidiaries.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each NEE Capital Junior Subordinated Debenture to the person in whose name that NEE Capital Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the NEE Capital Junior Subordinated Debentures mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any NEE Capital Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that NEE Capital Junior Subordinated Debenture:

  (1)
  as of the close of business on a date that the Junior Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital, or NEE, as the case may be, proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that NEE Capital Junior Subordinated Debenture is listed and that the Junior Subordinated Indenture Trustee believes is acceptable. (NEE Capital Junior Subordinated Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the NEE Capital Junior Subordinated Debentures at maturity will be payable when such NEE Capital Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital and NEE may change the place of payment on the NEE Capital Junior Subordinated Debentures, appoint one or more additional paying agents, including itself, and remove any paying agent. (NEE Capital Junior Subordinated Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, NEE Capital Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the NEE Capital Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the NEE Capital Junior Subordinated Debentures. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the NEE Capital Junior Subordinated Debentures.

        NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture selected for redemption. Also, NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture during a period of 15 days before selection of NEE Capital Junior Subordinated Debentures to be redeemed. (NEE Capital Junior Subordinated Indenture, Section 305).

        Defeasance.    NEE Capital and NEE may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any NEE Capital Junior Subordinated Indenture

Securities. To do so, NEE Capital or NEE must irrevocably deposit with the Junior Subordinated Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of NEE Capital Junior Subordinated Indenture Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

  (b)
  certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Junior Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity. (NEE Capital Junior Subordinated Indenture, Section 701).

        Option to Defer Interest Payments.    If so specified in the related prospectus supplement, NEE Capital will have the option to defer the payment of interest from time to time on the NEE Capital Junior Subordinated Debentures for one or more periods. Interest would, however, continue to accrue on the NEE Capital Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period, or for so long as an "Event of Default" under the NEE Capital Junior Subordinated Indenture resulting from a payment default has occurred and is continuing, neither NEE nor NEE Capital may:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the NEE Capital Junior Subordinated Debentures, or with the Junior Subordinated Guarantee; or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the NEE Capital Junior Subordinated Debentures or the Junior Subordinated Guarantee ,

  other than

  (a)
  purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

  (b)
  any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

  (c)
  the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

  (d)
  dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

  (e)
  redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

  (f)
  payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by NEE concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

  (g)
  payments under any guarantee of junior subordinated debentures executed and delivered by NEE (including the Junior Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

  (h)
  dividends or distributions by NEE Capital on its capital stock to the extent owned by NEE; or

  (i)
  redemptions, purchases, acquisitions or liquidation payments by NEE Capital with respect to its capital stock to the extent owned by NEE. (NEE Capital Junior Subordinated Indenture, Section 608).

        NEE and NEE Capital have reserved the right to amend the NEE Capital Junior Subordinated Indenture, dated as of September 1, 2006, without the consent or action of the holders of any NEE Capital Junior Subordinated Indenture Securities issued after October 1, 2006, including the NEE Capital Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

        Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, NEE Capital may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, NEE Capital may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the NEE Capital Junior Subordinated Debentures.

        Redemption.    The redemption terms of the NEE Capital Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless set forth differently in a prospectus supplement, and except with respect to NEE Capital Junior Subordinated Debentures redeemable at the option of the holder, NEE Capital Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the NEE Capital Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Junior Subordinated Indenture Trustee will select the NEE Capital Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Junior Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (NEE Capital Junior Subordinated Indenture, Sections 403 and 404).

        NEE Capital Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the NEE Capital Junior Subordinated Debentures are surrendered for redemption. (NEE Capital Junior Subordinated Indenture, Section 405). If only part of a NEE Capital Junior Subordinated Debenture is redeemed, the Junior Subordinated Indenture Trustee will deliver a new NEE Capital Junior Subordinated Debenture of the same series for the remaining portion without charge. (NEE Capital Junior Subordinated Indenture, Section 406).

        Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, neither NEE Capital nor NEE will be required to redeem such NEE Capital Junior Subordinated Debentures. (NEE Capital Junior Subordinated Indenture, Section 404).

        Subject to applicable law, including United States federal securities laws, NEE or its affiliates, including NEE Capital, may at any time and from time to time purchase outstanding NEE Capital Junior Subordinated Debentures by tender, in the open market or by private agreement.

        Consolidation, Merger, and Sale of Assets.    Under the NEE Capital Junior Subordinated Indenture, neither NEE Capital nor NEE may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which NEE Capital or NEE, as the case may be, is merged, or the entity that acquires or leases the properties and assets of NEE Capital or NEE, as the case may be, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital's or NEE's, as the case may be, obligations on all NEE Capital Junior Subordinated Indenture Securities and under the NEE Capital Junior Subordinated Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the NEE Capital Junior Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

  (3)
  NEE Capital or NEE, as the case may be, delivers an officer's certificate and an opinion of counsel to the Junior Subordinated Indenture Trustee, as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 1101).

        The NEE Capital Junior Subordinated Indenture does not prevent or restrict:

  (a)
  any consolidation or merger after the consummation of which NEE Capital or NEE would be the surviving or resulting entity;

  (b)
  any consolidation of NEE Capital with NEE or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by NEE, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof;

  (c)
  any conveyance or other transfer, or lease, of any part of the properties or assets of NEE Capital or NEE which does not constitute the entirety, or substantially the entirety, thereof; or

  (d)
  the approval by NEE Capital or NEE of or the consent by NEE Capital or NEE to any consolidation or merger to which any direct or indirect subsidiary or affiliate of NEE may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (NEE Capital Junior Subordinated Indenture, Section 1103).

        Events of Default.    Each of the following is an event of default under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Indenture Securities of any series:

  (1)
  failure to pay interest on the NEE Capital Junior Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

  (2)
  failure to pay principal or premium, if any, on the NEE Capital Junior Subordinated Indenture Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the NEE Capital Junior Subordinated Indenture, other than a covenant that does not relate to that series of NEE Capital Junior Subordinated Indenture Securities, that continues for 90 days after (i) NEE Capital and NEE receive written notice of such failure to comply from the Junior Subordinated Indenture Trustee, or (ii) NEE Capital, NEE and the Junior Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the NEE Capital Junior Subordinated Indenture Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE,

  (5)
  with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE, or

  (6)
  any other event of default specified with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. (NEE Capital Junior Subordinated Indenture, Section 801).

        In the case of the third event of default listed above, the Junior Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of NEE Capital Junior Subordinated Debentures of that series, together with the Junior Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital or NEE has initiated and is diligently pursuing corrective action in good faith. (NEE Capital Junior Subordinated Indenture, Section 801). An event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to NEE Capital Junior Subordinated Indenture Securities of any other series issued under the NEE Capital Junior Subordinated Indenture.

        Remedies.    If an event of default applicable to the NEE Capital Junior Subordinated Indenture Securities of one or more series, but not applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, exists, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the NEE Capital Junior Subordinated Indenture Securities of that series to be due and payable immediately. (NEE Capital Junior Subordinated Indenture, Section 802).

        If the event of default is applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding NEE Capital Junior Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (NEE Capital Junior Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of NEE Capital Junior Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  NEE Capital or NEE deposits with the Junior Subordinated Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all NEE Capital Junior Subordinated Indenture Securities of the relevant series,

  (b)
  the principal of and any premium on any NEE Capital Junior Subordinated Indenture Securities of the relevant series that have become due for reasons other than that declaration, and interest that is then due,

  (c)
  interest on overdue interest for the relevant series, and

  (d)
  all amounts then due to the Junior Subordinated Indenture Trustee under the NEE Capital Junior Subordinated Indenture, and

  (2)
  any other event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of the relevant series has been cured or waived as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the NEE Capital Junior Subordinated Indenture, the Junior Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the NEE Capital Junior Subordinated Indenture at the request or direction of any of the registered owners of the NEE Capital Junior Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Junior Subordinated Indenture Trustee. (NEE Capital Junior Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of NEE Capital Junior Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or exercising any trust or power conferred on the Junior Subordinated Indenture Trustee, with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. However, if an event of default under the NEE Capital Junior Subordinated Indenture relates to more than one series of NEE Capital Junior Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of NEE Capital Junior Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the NEE Capital Junior Subordinated Indenture, and may not expose the Junior Subordinated Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Junior Subordinated Indenture Trustee's sole discretion, be adequate. (NEE Capital Junior Subordinated Indenture, Section 812).

        A registered owner of a NEE Capital Junior Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that NEE Capital Junior Subordinated Indenture Security on or after the applicable due date specified in that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 808). No registered owner of NEE Capital Junior Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the NEE Capital Junior Subordinated Indenture, or exercise any other remedy under the NEE Capital Junior Subordinated Indenture, unless:

  (1)
  that registered owner has previously given to the Junior Subordinated Indenture Trustee written notice of a continuing event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class, have made written request to the Junior Subordinated Indenture Trustee, and have offered reasonable indemnity to the Junior Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Junior Subordinated Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (NEE Capital Junior Subordinated Indenture, Section 807).

        Each of NEE Capital and NEE is required to deliver to the Junior Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 606).

        Modification and Waiver.    Without the consent of any registered owner of NEE Capital Junior Subordinated Indenture Securities, NEE Capital, the Junior Subordinated Indenture Trustee and NEE, may amend or supplement the NEE Capital Junior Subordinated Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to NEE Capital or NEE of NEE Capital's or NEE's obligations with respect to the NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

  (2)
  to add covenants of NEE Capital or NEE or to surrender any right or power conferred upon NEE Capital or NEE by the NEE Capital Junior Subordinated Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the NEE Capital Junior Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

    (a)
    when the required consent of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche has been obtained, or

    (b)
    when no NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche remain outstanding under the NEE Capital Junior Subordinated Indenture,

  (5)    to provide collateral security for all but not a part of the NEE Capital Junior Subordinated Indenture Securities,

  (6)
  to create the form or terms of NEE Capital Junior Subordinated Indenture Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Junior Subordinated Indenture Trustee or co-trustee with respect to the NEE Capital Junior Subordinated Indenture Securities of one or more series and to change any of the provisions of the NEE Capital Junior Subordinated Indenture as necessary to provide for the administration of the trusts under the NEE Capital Junior Subordinated Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the NEE Capital Junior Subordinated Indenture Securities,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities are payable,

  (b)
  all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon NEE Capital or NEE in respect of NEE Capital Junior Subordinated Indenture Securities and the NEE Capital Junior Subordinated Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the NEE Capital Junior Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding may waive compliance by NEE Capital or NEE with certain restrictive provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series may waive any past default under the NEE Capital Junior Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the NEE Capital Junior Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that series affected. (NEE Capital Junior Subordinated Indenture, Section 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the NEE Capital Junior Subordinated Indenture in a way that requires changes to the NEE Capital Junior Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the NEE Capital Junior Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital, NEE and the Junior Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (NEE Capital Junior Subordinated Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the NEE Capital Junior Subordinated Indenture. However, if less than all of the series of NEE Capital Junior Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of NEE Capital Junior Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest (except as described above under "—Option to Defer Interest Payments") on a NEE Capital Junior Subordinated Indenture Security is due without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (2)
  reduce any NEE Capital Junior Subordinated Indenture Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (3)
  reduce any premium payable upon the redemption of a NEE Capital Junior Subordinated Indenture Security without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (4)
  change the currency (or other property) in which a NEE Capital Junior Subordinated Indenture Security is payable without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (5)
  impair the right to sue to enforce payments on any NEE Capital Junior Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (6)
  impair the right to receive payments under the Junior Subordinated Guarantee or to institute suit for enforcement of any such payment under the Junior Subordinated Guarantee,

  (7)
  reduce the percentage in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche,

  (8)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche, or

  (9)
  modify certain of the provisions of the NEE Capital Junior Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the NEE Capital Junior Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the NEE Capital Junior Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of NEE Capital Junior Subordinated Indenture Securities, or that modifies the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the NEE Capital Junior Subordinated Indenture of the registered owners of the NEE Capital Junior Subordinated Indenture Securities of any other series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1202).

        The NEE Capital Junior Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the NEE Capital Junior Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of NEE Capital Junior Subordinated Indenture Securities, NEE Capital Junior Subordinated Indenture Securities owned by NEE Capital, NEE or any other obligor upon the NEE Capital Junior Subordinated Indenture Securities or any affiliate of NEE Capital, NEE or of that other obligor (unless NEE Capital, NEE, that affiliate or that obligor owns all NEE Capital Junior Subordinated Indenture Securities outstanding under the NEE Capital Junior Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (NEE Capital Junior Subordinated Indenture, Section 101).

        If NEE Capital or NEE solicits any action under the NEE Capital Junior Subordinated Indenture from registered owners of NEE Capital Junior Subordinated Indenture Securities, each of NEE Capital or NEE may, at its option, by signing a written request to the Junior Subordinated Indenture Trustee, fix in advance a record date for determining the registered owners of NEE Capital Junior Subordinated Indenture Securities entitled to take that action. However, neither NEE Capital nor NEE will be obligated to do this. If NEE Capital or NEE fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of NEE Capital Junior Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding NEE Capital Junior Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding NEE Capital Junior Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any NEE Capital Junior Subordinated Indenture Security under the NEE Capital Junior Subordinated Indenture will bind every future registered owner of that NEE Capital Junior Subordinated Indenture Security, or any NEE Capital Junior Subordinated Indenture Security replacing that NEE Capital Junior Subordinated Indenture Security, with respect to anything that the Junior Subordinated Indenture Trustee, NEE Capital or NEE do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 104).

        Resignation and Removal of Junior Subordinated Indenture Trustee.    The Junior Subordinated Indenture Trustee may resign at any time with respect to any series of NEE Capital Junior Subordinated Indenture Securities by giving written notice of its resignation to NEE Capital and NEE.

Also, the registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of one or more series of NEE Capital Junior Subordinated Indenture Securities may remove the Junior Subordinated Indenture Trustee at any time with respect to the NEE Capital Junior Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Junior Subordinated Indenture Trustee, NEE Capital and NEE. The resignation or removal of the Junior Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to a Junior Subordinated Indenture Trustee appointed by the registered owners of NEE Capital Junior Subordinated Indenture Securities, the Junior Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the NEE Capital Junior Subordinated Indenture if:

  (1)
  no event of default under the NEE Capital Junior Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

  (2)
  NEE Capital and NEE have delivered to the Junior Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 910).

        Notices.    Notices to registered owners of NEE Capital Junior Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those NEE Capital Junior Subordinated Indenture Securities. (NEE Capital Junior Subordinated Indenture, Section 106).

        Title.    The person in whose name a NEE Capital Junior Subordinated Indenture Security is registered may be treated as the absolute owner of that NEE Capital Junior Subordinated Indenture Security, whether or not that NEE Capital Junior Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (NEE Capital Junior Subordinated Indenture, Section 308).

        Governing Law.    The NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (NEE Capital Junior Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

        NEE and its subsidiaries, including NEE Capital, and various of their affiliates maintain various banking and trust relationships with The Bank of New York Mellon. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under "Description of NEE Capital Senior Debt Securities" above, (ii) Guarantee Trustee under the Guarantee Agreement described under "Description of NEE Guarantee of NEE Capital Senior Debt Securities" above, (iii) purchase contract agent under purchase contract agreements with respect to stock purchase units, (iv) guarantee trustee under the existing guarantee agreement with respect to preferred trust securities issued by NEE Capital and guaranteed by NEE, (v) property trustee under a trust agreement with respect to the aforementioned preferred trust securities and (vi) Junior Subordinated Indenture Trustee, security registrar and paying agent under the NEE Capital Junior Subordinated Indenture described under "Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee" above.

PLAN OF DISTRIBUTION

        NEE and NEE Capital may sell the securities offered pursuant to this prospectus ("Offered Securities"):

  (1)
  through underwriters or dealers,

  (2)
  through agents, or

  (3)
  directly to one or more purchasers.

        This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        Through Underwriters or Dealers.    If NEE and/or NEE Capital uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If NEE and/or NEE Capital uses a dealer in the sale, NEE and/or NEE Capital will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    NEE and/or NEE Capital may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    NEE and/or NEE Capital may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to NEE and/or NEE Capital from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

        NEE and/or NEE Capital may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from NEE and/or NEE Capital at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the "remarketing firms," acting as principals for their own accounts or as agent for NEE and/or NEE Capital, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with NEE and/or NEE Capital, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        NEE and/or NEE Capital may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by NEE and/or NEE Capital or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from NEE and/or NEE Capital in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        NEE and/or NEE Capital may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from NextEra Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of NextEra Energy, Inc. and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        Morgan, Lewis & Bockius LLP, New York, New York and Squire Sanders (US) LLP, West Palm Beach, Florida, co-counsel to NEE and NEE Capital, will pass upon the legality of the Offered Securities for NEE and NEE Capital. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriters, dealers or agents. Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire Sanders (US) LLP. Squire Sanders (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from NEE or NEE Capital specifying the final terms of a particular offering of securities. Neither NEE nor NEE Capital has authorized anyone else to provide you with additional or different information. Neither NEE nor NEE Capital is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

PROSPECTUS

Florida Power & Light Company

Preferred Stock,
Warrants,
First Mortgage Bonds,
Senior Debt Securities
and
Subordinated Debt Securities

        Florida Power & Light Company may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

        Florida Power & Light Company will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        Florida Power & Light Company may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 11 of this prospectus also provides more information on this topic.

        See "Risk Factors" beginning on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

        Florida Power & Light Company's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 3, 2012

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Florida Power & Light Company ("FPL") and certain of its affiliates have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process.

        Under this shelf registration process, FPL may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of FPL. FPL may offer any of the following securities: preferred stock, warrants to purchase preferred stock, first mortgage bonds, senior debt securities and subordinated debt securities.

        This prospectus provides you with a general description of the securities that FPL may offer. Each time FPL sells securities, FPL will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

        Before purchasing the securities, investors should carefully consider the risk factors described in FPL's annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, together with the other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

FLORIDA POWER & LIGHT COMPANY

        FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. FPL is the largest electric utility in the state of Florida and one of the largest electric utilities in the U.S. based on generation. FPL, with 24,460 mw of generating capacity at December 31, 2011, supplies electric service throughout most of the east and lower west coasts of Florida, serving nearly 8.9 million people through approximately 4.6 million customer accounts. FPL, which was incorporated under the laws of Florida in 1925, is a wholly-owned subsidiary of NextEra Energy, Inc. ("NEE").

USE OF PROCEEDS

        Unless otherwise stated in a prospectus supplement, FPL will add the net proceeds from the sale of its securities to its general funds. FPL uses its general funds for corporate purposes, including to repay short-term borrowings, to repay, redeem or repurchase outstanding debt and to finance the acquisition or construction of additional electric facilities and capital improvements to and maintenance of existing facilities. FPL will temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

2

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows FPL's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

Years Ended December 31,
2011	2010	2009	2008	2007
5.18	4.95	4.73	4.43	4.96

        FPL's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2012 was 5.24.

WHERE YOU CAN FIND MORE INFORMATION

        FPL files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by FPL with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL. FPL also maintains an Internet site (www.fpl.com). Information on FPL's Internet site is not a part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows FPL to "incorporate by reference" information that FPL files with the SEC, which means that FPL may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. FPL is incorporating by reference the documents listed below and any future filings FPL makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until FPL sells all of the securities covered by the registration statement:

  (1)
  FPL's Annual Report on Form 10-K for the year ended December 31, 2011;

  (2)
  FPL's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012; and

  (3)
  FPL's Current Reports on Form 8-K filed with the SEC on January 17, 2012, February 9, 2012, March 19, 2012 and May 15, 2012.

        You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. FPL will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

3

 FORWARD-LOOKING STATEMENTS

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL is herein filing cautionary statements identifying important factors that could cause FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of FPL in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as "will," "will likely result," "are expected to," "will continue," "is anticipated," "aim," "believe," "could," "should," "would," "estimated," "may," "plan," "potential," "future," "projection," "goals," "target," "outlook," "predict," and "intend" or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in FPL's reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on FPL's operations and financial results, and could cause FPL's actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of FPL.

        Any forward-looking statement speaks only as of the date on which that statement is made, and FPL does not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

        The issues and associated risks and uncertainties discussed in the reports that are incorporated herein by reference are not the only ones FPL may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair FPL's business in the future.

DESCRIPTION OF PREFERRED STOCK

        General.    The following statements describing FPL's preferred stock are not intended to be a complete description. For additional information, please see FPL's Restated Articles of Incorporation, as currently in effect ("Charter"), and its Amended and Restated Bylaws, as currently in effect. You should read this summary together with the articles of amendment to the Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act and other applicable laws.

        The Charter currently authorizes three classes of preferred stock. No shares of preferred stock are presently outstanding. Unless the Charter is amended prior to the offering of the preferred stock offered hereunder to change the class or classes of preferred stock authorized to be issued, the preferred stock offered hereunder will be one or more series of FPL's Preferred Stock, $100 par value per share ("Serial Preferred Stock") and/or one or more series of FPL's Preferred Stock, without par value ("No Par Preferred Stock"). Under the Charter, 10,414,100 shares of Serial Preferred Stock and 5,000,000 shares of No Par Preferred Stock are available for issuance. The Charter also authorizes the issuance of 5,000,000 shares of Subordinated Preferred Stock, without par value ("Subordinated

4

Preferred Stock"). References in this "Description of Preferred Stock" section of this prospectus to preferred stock do not include the Subordinated Preferred Stock.

        In the event that the Charter is amended to change its authorized preferred stock, a prospectus supplement will describe the authorized preferred stock.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to the Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the class of preferred stock, the number of shares in the series and the title of that series of preferred stock,

  (2)
  the annual rate or rates of dividends payable and the date from which such dividends shall commence to accrue,

  (3)
  the terms and conditions, including the redemption price and the date or dates, on which the shares of the series of preferred stock may be redeemed or converted into another class of security, the manner of effecting such redemption and any restrictions on such redemptions,

  (4)
  any sinking fund or other provisions that would obligate FPL to redeem or repurchase shares of the series of preferred stock, and

  (5)
  with respect to the No Par Preferred Stock only, variations with respect to whole or fractional voting rights and involuntary liquidation values.

        Voting Rights.    NEE, as the owner of all of FPL's common stock, has sole voting power with respect to FPL, except as provided in the Charter or as otherwise required by law. The voting rights provided in the Charter relating to the Serial Preferred Stock and the No Par Preferred Stock will be described in the applicable prospectus supplement relating to any particular preferred stock being offered.

        Liquidation Rights.    In the event of any voluntary liquidation, dissolution or winding up of FPL, unless otherwise described in a particular prospectus supplement, the Serial Preferred Stock and No Par Preferred Stock will rank pari passu with all classes of preferred stock then outstanding and shall have a preference over each series of the Subordinated Preferred Stock (none of which has been issued or is currently outstanding) and the common stock until an amount equal to the then current redemption price shall have been paid. In the event of any involuntary liquidation, dissolution or winding up of FPL,

  (1)
  the Serial Preferred Stock will rank pari passu with all classes of preferred stock then outstanding and shall also have a preference over each series of the Subordinated Preferred Stock and the common stock until $100 per share shall have been paid, and

  (2)
  the No Par Preferred Stock will rank pari passu with all classes of FPL's preferred stock then outstanding and shall also have a preference over each series of Subordinated Preferred Stock and the common stock until the full involuntary liquidation value thereof, as established upon issuance of the applicable series of No Par Preferred Stock, shall have been paid, plus, in each case, all accumulated and unpaid dividends thereon, if any. Any changes to the liquidation rights of the Serial Preferred Stock and the No Par Preferred Stock will be described in the particular prospectus supplement relating to any preferred stock being offered.

5

 DESCRIPTION OF WARRANTS

        FPL may issue warrants to purchase preferred stock. A prospectus supplement will describe the terms of any such warrants being offered and any related warrant agreement between FPL and a warrant agent.

DESCRIPTION OF BONDS

        General.    FPL will issue first mortgage bonds, in one or more series, under its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as Trustee, which has been amended and supplemented in the past, may be supplemented prior to the issuance of these first mortgage bonds, and which will be supplemented again by one or more supplemental indentures relating to these first mortgage bonds. The Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the "Mortgage." The first mortgage bonds offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the "Bonds."

        FPL may issue an unlimited amount of First Mortgage Bonds under the Mortgage so long as it meets the issuance tests set forth in the Mortgage, which are generally described below under "—Issuance of Additional Bonds." The Bonds and all other first mortgage bonds issued under the Mortgage are collectively referred to in this prospectus as the "First Mortgage Bonds."

        This section briefly summarizes some of the terms of the Bonds and some of the provisions of the Mortgage and uses some terms that are not defined in this prospectus but that are defined in the Mortgage. This summary is not complete. You should read this summary together with the Mortgage and the supplemental indenture creating the Bonds for a complete understanding of all the provisions. The Mortgage and the form of supplemental indenture have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Mortgage is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        All Bonds of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Bonds of such particular series. This means that FPL may from time to time, without notice to, or the consent of any existing holders of the previously-issued Bonds of a particular series, create and issue additional Bonds of such series. Such additional Bonds will have the same terms as the Bonds of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional Bonds or except for the first payments of interest following the issue date of the additional Bonds) so that the additional Bonds may be consolidated and form a single series with the previously-issued Bonds of such series.

        Each series of Bonds may have different terms. FPL will include some or all of the following information about a specific series of Bonds in the particular prospectus supplement relating to that specific series of Bonds:

  (1)
  the designation and series of those Bonds,

  (2)
  the aggregate principal amount of those Bonds,

  (3)
  the offering price of those Bonds,

  (4)
  the date(s) on which those Bonds will mature,

  (5)
  the interest rate(s) for those Bonds, or how the interest rate(s) will be determined,

  (6)
  the dates on which FPL will pay the interest on those Bonds,

6

  (7)
  the denominations in which FPL may issue those Bonds, if other than denominations of $1,000 or multiples of $1,000,

  (8)
  the place where the principal of and interest on those Bonds will be payable, if other than at Deutsche Bank Trust Company Americas in New York City,

  (9)
  the currency or currencies in which payment of the principal of and interest on those Bonds may be made, if other than U.S. dollars,

  (10)
  the terms pursuant to which FPL may redeem any of those Bonds,

  (11)
  whether all or a portion of those Bonds will be in global form, and

  (12)
  any other terms or provisions relating to those Bonds that are not inconsistent with the provisions of the Mortgage.

        FPL will issue the Bonds in fully registered form without coupons, unless otherwise stated in a prospectus supplement. A holder of Bonds may exchange those Bonds, without charge, for an equal aggregate principal amount of Bonds of the same series, having the same issue date and with identical terms and provisions, unless otherwise stated in a prospectus supplement. A holder of Bonds may transfer those Bonds without cost to the holder, other than for applicable stamp taxes or other governmental charges, unless otherwise stated in a prospectus supplement.

        Special Provisions for Retirement of Bonds.    If, during any 12 month period, any governmental body orders FPL to dispose of mortgaged property, or buys mortgaged property from FPL, and FPL receives $10 million or more from the sale or disposition, then, in most cases, FPL must use that money to redeem First Mortgage Bonds. If this occurs, FPL may redeem First Mortgage Bonds of any series that are redeemable for such reason at the redemption prices applicable to those First Mortgage Bonds. If any Bonds are so redeemable, the redemption prices applicable to those Bonds will be set forth in a prospectus supplement.

        Security.    The Mortgage secures the Bonds as well as all other First Mortgage Bonds already issued under the Mortgage and still outstanding. FPL may issue more First Mortgage Bonds in the future and those First Mortgage Bonds will also be secured by the Mortgage. The Mortgage constitutes a first mortgage lien on all of the properties and franchises that FPL owns, except as discussed below.

        The lien of the Mortgage is or may be subject to the following:

  (1)
  leases of minor portions of FPL's property to others for uses that do not interfere with FPL's business,

  (2)
  leases of certain property that is not used in FPL's electric business,

  (3)
  Excepted Encumbrances, which include certain tax and real estate liens, and specified rights, easements, restrictions and other obligations, and

  (4)
  vendors' liens, purchase money mortgages and liens on property that already exist at the time FPL acquires that property.

        The Mortgage does not create a lien on the following "excepted property":

  (1)
  cash and securities,

  (2)
  certain equipment, materials or supplies and fuel (including nuclear fuel unless it is expressly subjected to the lien of the Mortgage),

  (3)
  automobiles and other vehicles,

  (4)
  receivables, contracts, leases and operating agreements,

7

  (5)
  materials or products, including electric energy, that FPL generates, produces or purchases for sale or use by FPL, and

  (6)
  timber, minerals, mineral rights and royalties.

        The Mortgage will generally also create a lien on property that FPL acquires after the date of this prospectus, other than "excepted property." However, if FPL consolidates or merges with, or sells substantially all of its assets to, another corporation, the lien created by the Mortgage will generally not cover the property of the successor company, other than the property that it acquires from FPL and improvements, replacements and additions to that property.

        The Mortgage provides that the Trustee has a lien on the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. This lien takes priority over the lien securing the Bonds.

        Issuance of Additional Bonds.    FPL may issue an unlimited amount of First Mortgage Bonds under the Mortgage so long as it meets the issuance tests set forth in the Mortgage, which are generally described below. FPL may issue Bonds from time to time in an amount equal to:

  (1)
  60% of unfunded Property Additions after adjustments to offset retirements,

  (2)
  the amount of retired First Mortgage Bonds or Qualified Lien Bonds (as such term is defined in the Mortgage), and

  (3)
  the amount of cash that FPL deposits with the Trustee.

        "Property Additions" generally include the following:

  (a)
  plants, lines, pipes, mains, cables, machinery, boilers, transmission lines, pipe lines, distribution systems, service systems and supply systems,

  (b)
  nuclear fuel that has been expressly subjected to the lien of the Mortgage,

  (c)
  railroad cars, barges and other transportation equipment (other than trucks) for the transportation of fuel, and

  (d)
  other property, real or personal, and improvements, extensions, additions, renewals or replacements located within the United States of America or its coastal waters.

        FPL may use any property of the type described in (a) through (d) immediately above as Property Additions whether or not that property is in operation and prior to obtaining permits or licenses relating to that property. Securities, fuel (including nuclear fuel unless expressly subjected to the lien of the Mortgage), automobiles or other vehicles, or property used principally for the production or gathering of natural gas will not qualify as Property Additions. The Mortgage contains restrictions on the issuance of First Mortgage Bonds based on Property Additions that are subject to other liens and upon the increase of the amount of those liens.

        In most cases, FPL may not issue Bonds unless it meets the "net earnings" test set forth in the Mortgage, which requires, generally, that FPL's adjusted net earnings (before income taxes) for 12 consecutive months out of the 15 months preceding the issuance must have been either:

  (1)
  at least twice the annual interest requirements on all First Mortgage Bonds at the time outstanding, including the Bonds that FPL proposes to issue at the pertinent time, and all indebtedness of FPL that ranks prior or equal to the First Mortgage Bonds, or

  (2)
  at least 10% of the principal amount of all First Mortgage Bonds at the time outstanding, including the Bonds that FPL proposes to issue at the pertinent time, and all indebtedness of FPL that ranks prior or equal to the First Mortgage Bonds.

8

        The Mortgage requires FPL to replace obsolete or worn out property and specifies certain deductions to FPL's adjusted net earnings for property repairs, retirement, additions and maintenance. With certain exceptions, FPL does not need to meet the "net earnings" test to issue Bonds if the issuance is based on retired First Mortgage Bonds or Qualified Lien Bonds.

        As of June 30, 2012, FPL could have issued under the Mortgage in excess of $9.2 billion of additional First Mortgage Bonds based on unfunded Property Additions and in excess of $5.8 billion of additional First Mortgage Bonds based on retired First Mortgage Bonds.

        Release and Substitution of Property.    FPL may release property from the lien of the Mortgage if it does any of the following in an aggregate amount equal to the fair value of the property to be released:

  (1)
  deposits with the Trustee, cash or, to a limited extent, purchase money mortgages,

  (2)
  uses unfunded Property Additions acquired by FPL in the last five years, or

  (3)
  waives its right to issue First Mortgage Bonds

in each case without satisfying any net earnings requirement.

        If FPL deposits cash so that it may release property from the lien of the Mortgage or so that it may issue additional First Mortgage Bonds, it may withdraw that cash if it uses unfunded Property Additions or waives its right to issue First Mortgage Bonds without satisfying any net earnings requirement in an amount equal to the cash that FPL seeks to withdraw.

        When property released from the lien of the Mortgage is not Funded Property (as such term is defined in the Mortgage), then, if FPL acquires new Property Additions within two years:

  (1)
  Property Additions used for the release of that property will not (subject to some exceptions) be considered Funded Property, and

  (2)
  any waiver by FPL of its right to issue First Mortgage Bonds, which waiver is used for the release of that property, will cease to be an effective waiver and FPL will regain the right to issue those First Mortgage Bonds.

        The Mortgage contains provisions relating to cash proceeds of property that is not Funded Property that are similar to the provisions relating to release of that property. The Mortgage contains special provisions relating to pledged Qualified Lien Bonds and the disposition of money received on those Qualified Lien Bonds.

        FPL does not need a release from the Mortgage in order to use its nuclear fuel even if that nuclear fuel has been expressly subjected to the lien and operation of the Mortgage.

        Dividend Restrictions.    In some cases, the Mortgage restricts the amount of retained earnings that FPL can use to pay cash dividends on its common stock. The restricted amount may change depending on factors set out in the Mortgage. Other than this restriction on the payment of common stock dividends, the Mortgage does not restrict FPL's use of retained earnings. As of June 30, 2012, no retained earnings were restricted by these provisions of the Mortgage.

        Modification of the Mortgage.    Generally the rights of all of the holders of First Mortgage Bonds may be modified with the consent of the holders of 66 2/3% of the principal amount of all of the outstanding First Mortgage Bonds. However, if less than all series of First Mortgage Bonds are affected by a modification, that modification also requires the consent of the holders of 66 2/3% of the principal amount of all of the outstanding First Mortgage Bonds of each series affected.

        FPL has reserved the right to amend the Mortgage without the consent of the holders of any series of First Mortgage Bonds created after April 30, 1992 (including the Bonds) to permit

9

modification of the Mortgage generally with the consent of the holders of only a majority of the First Mortgage Bonds affected by the modification. Since all of the First Mortgage Bonds issued on or prior to April 30, 1992 have matured or have been redeemed and are no longer outstanding under the Mortgage, FPL may exercise this right to amend the Mortgage at any time.

        Notwithstanding the immediately preceding paragraph, in most cases, the following modifications will not be effective against any holder of First Mortgage Bonds affected by the modification unless that holder consents:

  (1)
  modification of the terms of payment of principal and interest payable to that holder,

  (2)
  modification creating an equal or prior lien on the mortgaged property or depriving that holder of the benefit of the lien of the Mortgage, and

  (3)
  modification reducing the percentage vote required for modification (except as described above).

        Default and Notice Thereof.    The following are defaults under the Mortgage:

  (1)
  failure to pay the principal of any First Mortgage Bond when due,

  (2)
  failure to pay interest on any First Mortgage Bond for 60 days after that interest is due,

  (3)
  failure to pay principal of or interest on any Qualified Lien Bond beyond any applicable grace period for the payment of that principal or interest,

  (4)
  failure to pay any installments of funds for retirement of First Mortgage Bonds for 60 days after that installment is due,

  (5)
  certain events in bankruptcy, insolvency or reorganization pertaining to FPL, and

  (6)
  the expiration of 90 days following notice by the Trustee or the holders of 15% of the First Mortgage Bonds relating to any failure by FPL to perform its other covenants under the Mortgage.

        Except in the case of failure to pay principal, interest or any installment for retirement of First Mortgage Bonds, the Trustee may withhold notice of default if it believes that withholding the notice is in the interests of the holders of First Mortgage Bonds.

        Holders of 25% of the First Mortgage Bonds may declare the principal and the interest due on default. A majority of the holders of First Mortgage Bonds may annul that declaration if the default has been cured. No holder of First Mortgage Bonds may enforce the lien of the Mortgage unless the following things have occurred:

  (1)
  the holder has given the Trustee written notice of a default,

  (2)
  the holders of 25% of the First Mortgage Bonds have requested the Trustee to act and offered it reasonable opportunity to act and indemnity satisfactory to the Trustee for the costs, expenses and liabilities that the Trustee may incur by acting, and

  (3)
  the Trustee has failed to act.

        Notwithstanding the foregoing, a holder of First Mortgage Bonds has the right to sue FPL if FPL fails to pay, when due, interest or principal on those First Mortgage Bonds, unless that holder gives up that right.

        The Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that the repayment is not reasonably assured. The holders of a majority of the First Mortgage Bonds may direct the time, method, and place of conducting any proceedings for any remedy available to the Trustee, or exercising any of the Trustee's powers.

10

        Satisfaction and Discharge of Mortgage.    The Mortgage may be satisfied and discharged if and when FPL provides for the payment of all of the First Mortgage Bonds and all other sums due under the Mortgage.

        Evidence to be Furnished to the Trustee.    FPL furnishes written statements of FPL's officers, or persons selected or paid by FPL, annually (and when certain events occur) to the Trustee to show that FPL is in compliance with Mortgage provisions and that there are no defaults under the Mortgage. In some cases, these written statements must be provided by an independent accountant, appraiser, engineer or counsel.

DESCRIPTION OF SENIOR DEBT SECURITIES

        FPL may issue its senior debt securities (other than the Bonds), in one or more series, under one or more Indentures between FPL and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

        FPL may issue its subordinated debt securities, in one or more series, under one or more Indentures between FPL and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities will be described in a supplement to this prospectus.

INFORMATION CONCERNING THE TRUSTEES

        FPL and its affiliates, including NEE and NextEra Energy Capital Holdings, Inc., maintain various banking and trust relationships with Deutsche Bank Trust Company Americas.

        FPL and its affiliates, including NEE and NextEra Energy Capital Holdings, Inc., also maintain various banking and trust relationships with The Bank of New York Mellon.

PLAN OF DISTRIBUTION

        FPL may sell the securities offered pursuant to this prospectus ("Offered Securities"):

  (1)
  through underwriters or dealers,

  (2)
  through agents, or

  (3)
  directly to one or more purchasers.

        This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        Through Underwriters or Dealers.    If FPL uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If FPL uses a dealer in the sale, FPL will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

11

        Through Agents.    FPL may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    FPL may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to FPL from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

        FPL may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from FPL at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the "remarketing firms," acting as principals for their own accounts or as agent for FPL, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with FPL, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        FPL may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by FPL or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from FPL in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        FPL may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Florida Power & Light Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Florida Power & Light Company and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        Morgan, Lewis & Bockius LLP, New York, New York and Squire Sanders (US) LLP, West Palm Beach, Florida, co-counsel to FPL, will pass upon the legality of the Offered Securities for FPL.

12

Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriters, dealers or agents. Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire Sanders (US) LLP. Squire Sanders (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from FPL specifying the final terms of a particular offering of securities. FPL has not authorized anyone else to provide you with additional or different information. FPL is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

13

PART II. INFORMATION NOT REQUIRED IN PROSPECTUSES

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting and/or agents compensation, are:

Filing Fee for Registration Statement	$	*
Legal and Accounting Fees		**
Printing (S-3, prospectus, prospectus supplement, etc.)		**
Fees of the trustees		**
Listing Fee		***
Florida Taxes		**
Rating Agencies' Fees		**
Miscellaneous		**

Total	$	**

*
Under Rules 456(b) and 457(r) under the Securities Act of 1933, the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

***
The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.    Indemnification of Directors and Officers.

        Section 607.0850 of the Florida Statutes generally permits NextEra Energy, Inc., NextEra Energy Capital Holdings, Inc. and Florida Power & Light Company (each, a "Corporation") to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the Corporation if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Corporation. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, each Corporation may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits each Corporation to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes Section 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of such Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

        Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable, (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

        Each Corporation's bylaws provide generally that such Corporation shall, to the fullest extent permitted by law, indemnify all directors and officers of such Corporation, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of such Corporation, as well as any employees or agents of such Corporation or other persons serving at the request of such Corporation in any capacity with any entity or enterprise other than such Corporation to whom such Corporation has agreed to grant indemnification (each, an "Indemnified Person") to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified Person (including attorneys' fees) and all liabilities and losses (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

        In addition, NextEra Energy, Inc. on behalf of each Corporation, carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act of 1933.

Item 16.    Exhibits.

1(a)	—	Form of Underwriting Agreement with respect to the senior debt securities, subordinated debt securities and junior subordinated debentures of NextEra Energy, Inc. and the senior debt securities, subordinated debt securities and junior subordinated debentures of NextEra Energy Capital Holdings, Inc. (including the related guarantees of NextEra Energy, Inc.).
1(b)	—	Form of Underwriting Agreement with respect to common stock, stock purchase contracts, stock purchase units and warrants of NextEra Energy, Inc.
*1(c)	—
Form of Underwriting Agreement with respect to preferred stock of NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc. (including the guarantee of NextEra Energy, Inc.) (filed as Exhibit 1(d) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
1(d)	—	Form of Underwriting Agreement with respect to Florida Power & Light Company's Bonds.

*1(e)	—	Form of Distribution Agreement with respect to Florida Power & Light Company's Bonds (filed as Exhibit 1(f) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
*1(f)	—
Form of Underwriting Agreement with respect to preferred stock and warrants of Florida Power & Light Company (filed as Exhibit 1(g) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
*1(g)	—
Form of Underwriting Agreement with respect to Florida Power & Light Company's debt securities (other than Bonds) (filed as Exhibit 1(i) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
*1(h)	—
Form of Remarketing Agreement (filed as Exhibit 4(bq) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
+1(i)	—	Form of Distribution Agency Agreement, with respect to NextEra Energy, Inc.'s common stock.
*4(a)	—	Restated Articles of Incorporation of NextEra Energy, Inc. (filed as Exhibit 3(i) to Form 10-Q for the quarter ended June 30, 2010, File No. 1-8841).
*4(b)	—	Amended and Restated Bylaws of NextEra Energy, Inc., as amended through May 21, 2010 (filed as Exhibit 3(ii) to Form 10-Q for the quarter ended June 30, 2010, File No. 1-8841).
*4(c)	—	Articles of Incorporation of NextEra Energy Capital Holdings, Inc. dated July 31, 1985 (filed as Exhibit 3.1 to Registration Statement No. 33-6215).
*4(d)	—
Amendment to NextEra Energy Capital Holdings, Inc.'s Articles of Incorporation, dated May 27, 2004 (filed as Exhibit 4(I) to Form S-3, File Nos. 333-116209, 333-116209-01, 333-116209-02, 333-116209-03, 333-116209-04 and 333-116209-05).
4(e)	—	Amendment to NextEra Energy Capital Holdings, Inc.'s Articles of Incorporation, dated December 1, 2010.
*4(f)	—	Bylaws of NextEra Energy Capital Holdings, Inc. dated January 4, 1988 (filed as Exhibit 4(b) to Registration Statement No. 33-69786).
*4(g)	—	Restated Articles of Incorporation of Florida Power & Light Company (filed as Exhibit 3(i)b to Form 10-K for the year ended December 31, 2010, File No. 2-27612).
*4(h)	—	Amended and Restated Bylaws of Florida Power & Light Company, as amended through October 17, 2008 (filed as Exhibit 3(ii)b to Form 10-Q for the quarter ended September 30, 2008, File No. 2-27612).

*4(i)	—	Mortgage and Deed of Trust dated as of January 1, 1944, and One hundred and nineteen Supplements thereto, between Florida Power & Light Company and Deutsche Bank Trust Company Americas, Trustee (the "Mortgage") (filed as Exhibit B-3, File No. 2-4845; Exhibit 7(a), File No. 2-7126; Exhibit 7(a), File No. 2-7523; Exhibit 7(a), File No. 2-7990; Exhibit 7(a), File No. 2-9217; Exhibit 4(a)-5, File No. 2-10093; Exhibit 4(c), File No. 2-11491; Exhibit 4(b)-1, File No. 2-12900; Exhibit 4(b)-1, File No. 2-13255; Exhibit 4(b)-1, File No. 2-13705; Exhibit 4(b)-1, File No. 2-13925; Exhibit 4(b)-1, File No. 2-15088; Exhibit 4(b)-1, File No. 2-15677; Exhibit 4(b)-1, File No. 2-20501; Exhibit 4(b)-1, File No. 2-22104; Exhibit 2(c), File No. 2-23142; Exhibit 2(c), File No. 2-24195; Exhibit 4(b)-1, File No. 2-25677; Exhibit 2(c), File No. 2-27612; Exhibit 2(c), File No. 2-29001; Exhibit 2(c), File No. 2-30542; Exhibit 2(c), File No. 2-33038; Exhibit 2(c), File No. 2-37679; Exhibit 2(c), File No. 2-39006; Exhibit 2(c), File No. 2-41312; Exhibit 2(c), File No. 2-44234; Exhibit 2(c), File No. 2-46502; Exhibit 2(c), File No. 2-48679; Exhibit 2(c), File No. 2-49726; Exhibit 2(c), File No. 2-50712; Exhibit 2(c), File No. 2-52826; Exhibit 2(c), File No. 2-53272; Exhibit 2(c), File No. 2-54242; Exhibit 2(c), File No. 2-56228; Exhibits 2 (c) and 2(d), File No. 2-60413; Exhibits 2(c) and 2(d), File No. 2-65701; Exhibit 2(c), File No. 2-66524; Exhibit 2(c), File No. 2-67239; Exhibit 4(c), File No. 2-69716; Exhibit 4(c), File No. 2-70767; Exhibit 4(b), File No. 2-71542; Exhibit 4(b), File No. 2-73799; Exhibits 4(c), 4(d) and 4(e), File No. 2-75762; Exhibit 4(c), File No. 2-77629; Exhibit 4(c), File No. 2-79557; Exhibit 99(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669; Exhibit 99(a) to Post-Effective Amendment No. 1 to Form S-3, File No. 33-46076; Exhibit 4(b) to Form 10-K for the year ended December 31, 1993, File No. 1-3545; Exhibit 4(i) to Form 10-Q for the quarter ended June 30, 1994, File No. 1-3545; Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 1995, File No. 1-3545; Exhibit 4(a) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3545; Exhibit 4 to Form 10-Q for the quarter ended June 30, 1998, File No. 1-3545; Exhibit 4 to Form 10-Q for the quarter ended March 31, 1999, File No. 1-3545; Exhibit 4(f) to Form 10-K for the year ended December 31, 2000, File No. 1-3545; Exhibit 4(g) to Form 10-K for the year ended December 31, 2000, File No. 1-3545; Exhibit 4(o), File No. 333-102169; Exhibit 4(k) to Post-Effective Amendment No. 1 to Form S-3, File No. 333-102172; Exhibit 4(l) to Post-Effective Amendment No. 2 to Form S-3, File No. 333-102172; Exhibit 4(m) to Post-Effective Amendment No. 3 to Form S-3, File No. 333-102172); Exhibit 4(a) to Form 10-Q for the quarter ended September 30, 2004, File No. 2-27612); Exhibit 4(f) to Amendment No. 1 to Form S-3, File No. 333-125275); Exhibit 4(y) to Post-Effective Amendment No. 2 to Form S-3, File Nos. 333-116300, 333-116300-01 and 333-116300-02; Exhibit 4(z) to Post-Effective Amendment No. 3 to Form S-3, File Nos. 333-116300, 333-116300-01 and 333-116300-02); Exhibit 4(b) to Form 10-Q for the quarter ended March 31, 2006, File No. 1-3545; Exhibit 4(a) to Form 8-K dated April 17, 2007, File No. 2-27612; Exhibit 4 to Form 8-K dated October 10, 2007, File No. 2-27612; Exhibit 4 to Form 8-K dated January 16, 2008, File No. 2-27612; and Exhibit 4(a) to Form 8-K dated March 17, 2009, File No. 2-27612; Exhibit 4 to Form 8-K dated February 9, 2010, File No. 2-27612; Exhibit 4 to Form 8-K dated December 9, 2010, File No. 2-27612; Exhibit 4(a) to Form 8-K dated June 10, 2011, File No. 2-27612; Exhibit 4 to Form 8-K dated December 13, 2011, File No. 2-27612; and Exhibit 4 to Form 8-K dated May 15, 2012, File No. 2-27612).
*4(j)	—
Indenture (For Unsecured Debt Securities), dated as of June 1, 1999, between NextEra Energy Capital Holdings, Inc. and The Bank of New York Mellon, as Trustee (filed as Exhibit 4(a) to Form 8-K dated July 16, 1999, File No. 1-8841).
*4(k)	—
Guarantee Agreement, dated as of June 1, 1999, between NextEra Energy, Inc. (as Guarantor) and The Bank of New York Mellon (as Guarantee Trustee) (filed as Exhibit 4(b) to Form 8-K dated July 16, 1999, File No. 1-8841).

*4(l)	—	Officer's Certificate of NextEra Energy Capital Holdings, Inc. dated June 17, 2008, creating the 5.35% Debentures, Series due June 15, 2013 (filed as Exhibit 4(a) to Form 8-K dated June 17, 2008, File No. 1-8841).
*4(m)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc. dated December 12, 2008, creating the 7 7/8% Debentures, Series due December 15, 2015 (filed as Exhibit 4 to Form 8-K dated December 12, 2008, File No. 1-8841).
*4(n)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated March 9, 2009, creating the 6.00% Debentures, Series due March 1, 2019 (filed as Exhibit 4 to Form 8-K dated March 9, 2009, File No. 1-8841).
*4(o)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated May 26, 2009, creating the Series C Debentures due June 1, 2014 (filed as Exhibit 4(c) to Form 8-K dated May 22, 2009, File No. 1-8841).
*4(p)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated November 10, 2009, creating the Floating Rate Debentures, Series due November 9, 2012 (filed as Exhibit 4 to Form 8-K dated November 10, 2009, File No. 1-8841).
*4(q)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated May 18, 2010, creating the Debentures, 2.55% Series due November 15, 2013 (filed as Exhibit 4 to Form 8-K dated May 18, 2010, File No. 1-8841).
*4(r)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated August 31, 2010, creating the Debentures, 2.60% Series due September 1, 2015 (filed as Exhibit 4 to Form 8-K dated August 31, 2010, File No. 1-8841).
*4(s)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated September 21, 2010, creating the Series D Debentures due September 1, 2015 (filed as Exhibit 4(c) to Form 8-K dated September 15, 2010, File No. 1-8841).
*4(t)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated June 10, 2011, creating the 4.50% Debentures, Series due June 1, 2021 (filed as Exhibit 4(b) to Form 8-K dated June 10, 2011, File No. 1-8841).
*4(u)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated May 4, 2012, creating the Series E Debentures due June 1, 2017 (filed as Exhibit 4(c) to Form 8-K dated May 4, 2012, File No. 1-8841).
*4(v)	—
Form of Indenture relating to NextEra Energy, Inc.'s Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debentures (filed as Exhibit 4(au) to Form S-3, File Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08).
*4(w)	—
Form of Officer's Certificate relating to NextEra Energy, Inc.'s Senior Debt Securities, including form of Senior Debt Security (filed as Exhibit 4(av) to Form S-3, File Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08).
*4(x)	—
Form of Officer's Certificate relating to NextEra Energy, Inc.'s Subordinated Debt Securities, including form of Subordinated Debt Securities (filed as Exhibit 4(au) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).

*4(y)	—	Form of Officer's Certificate relating to NextEra Energy, Inc.'s Junior Subordinated Debentures, including form of Junior Subordinated Debentures (filed as Exhibit 4(aw) to Form S-3, File Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08).
*4(z)	—
Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, among NextEra Energy Capital Holdings, Inc., NextEra Energy, Inc. (as Guarantor) and The Bank of New York Mellon (as Trustee) (filed as Exhibit 4(a) to Form 8-K dated September 19, 2006, File No. 1-8841).
*4(aa)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc. dated September 19, 2006, creating the Series A Enhanced Junior Subordinated Debentures due 2066 (filed as Exhibit 4(b) to Form 8-K dated September 19, 2006, File No. 1-8841).
*4(ab)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc. dated September 19, 2006, creating the Series B Enhanced Junior Subordinated Debentures due 2066 (filed as Exhibit 4(c) to Form 8-K dated September 19, 2006, File No. 1-8841).
*4(ac)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc. dated June 12, 2007, creating the Series C Junior Subordinated Debentures due 2067 (filed as Exhibit 4(a) to Form 8-K dated June 12, 2007, File No. 1-8841).
*4(ad)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc. dated September 17, 2007, creating the Series D Junior Subordinated Debentures due 2067 (filed as Exhibit 4(a) to Form 8-K dated September 17, 2007, File No. 1-8841).
*4(ae)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc. dated September 18, 2007, creating the Series E Junior Subordinated Debentures due 2067 (filed as Exhibit 4(b) to Form 8-K dated September 17, 2007, File No. 1-8841).
*4(af)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc., dated March 19, 2009, creating the Series F Junior Subordinated Debentures due 2069 (filed as Exhibit 4(b) to Form 8-K dated March 17, 2009, File No. 1-8841).
*4(ag)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc., dated March 27, 2012, creating the Series G Junior Subordinated Debentures due March 1, 2072 (filed as Exhibit 4 to Form 8-K dated March 27, 2012, File No. 1-8841).
*4(ah)	—
Officer's Certificate of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc., dated June 15, 2012, creating the Series H Junior Subordinated Debentures due June 15, 2072 (filed as Exhibit 4 to Form 8-K dated June 15, 2012, File No. 1-8841).
*4(ai)	—
Form of Subordinated Indenture relating to NextEra Energy Capital Holdings, Inc.'s Subordinated Debt Securities and Junior Subordinated Debentures (filed as Exhibit 4(ax) to Form S-3, File Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08).
*4(aj)	—
Form of Officer's Certificate relating to NextEra Energy Capital Holdings, Inc.'s Subordinated Debt Securities, including form of Subordinated Debt Securities (filed as Exhibit 4(be) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
*4(ak)	—
Form of Officer's Certificate relating to NextEra Energy Capital Holdings, Inc.'s Junior Subordinated Debentures, including form of Junior Subordinated Debentures (filed as Exhibit 4(ay) to Form S-3, File Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08).

*4(al)	—	Form of Officer's Certificate relating to NextEra Energy Capital Holdings, Inc.'s Senior Debt Securities, including form of Senior Debt Securities (filed as Exhibit 4(az) to Form S-3, File Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08).
*4(am)	—
Form of Supplemental Indenture relating to Florida Power & Light Company's Bonds (filed as Exhibit 4(ba) to Form S-3, File Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08).
*4(an)	—
Form of Indenture relating to Florida Power & Light Company's Senior Debt Securities and Subordinated Debt Securities (filed as Exhibit 4(bi) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
*4(ao)	—
Form of Officer's Certificate relating to Florida Power & Light Company's Senior Debt Securities, including form of Senior Debt Securities (filed as Exhibit 4(bk) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
*4(ap)	—
Form of Officer's Certificate relating to Florida Power & Light Company's Subordinated Debt Securities, including form of Subordinated Debt Securities (filed as Exhibit 4(bl) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
*4(aq)	—
Purchase Contract Agreement, dated as of September 1, 2010, between NextEra Energy, Inc. and The Bank of New York Mellon, as Purchase Contract Agent (filed as Exhibit 4(a) to Form 8-K dated September 15, 2010, File No. 1-8841).
*4(ar)	—
Pledge Agreement, dated as of September 1, 2010, among NextEra Energy, Inc., Deutsche Bank Trust Company Americas, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York Mellon, as Purchase Contract Agent (filed as Exhibit 4(b) to Form 8-K dated September 15, 2010, File No. 1-8841).
*4(as)	—
Purchase Contract Agreement, dated as of May 1, 2012, between NextEra Energy, Inc. and The Bank of New York Mellon, as Purchase Contract Agent (filed as Exhibit 4(a) to Form 8-K dated May 4, 2012, File No. 1-8841).
*4(at)	—
Pledge Agreement, dated as of May 1, 2012, between NextEra Energy, Inc., Deutsche Bank Trust Company Americas, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York Mellon, as Purchase Contract Agent (filed as Exhibit 4(b) to Form 8-K dated May 4, 2012, File No. 1-8841).
*4(au)	—
Form of Purchase Contract Agreement (filed as Exhibit 4(bo) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
*4(av)	—
Form of Pledge Agreement (filed as Exhibit 4(bp) to Form S-3, File Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08).
*4(aw)	—
Form of Articles of Amendment to establish a series of NextEra Energy, Inc.'s preferred stock (filed as Exhibit 4(bd) to Form S-3, File Nos. 333-116209, 333-116209-01, 333-116209-02, 333-116209-03, 333-116209-04 and 333-116209-05).

*4(ax)	—	Form of Articles of Amendment to establish a series of NextEra Energy Capital Holdings, Inc.'s preferred stock (filed as Exhibit 4(be) to Form S-3, File Nos. 333-116209, 333-116209-01, 333-116209-02, 333-116209-03, 333-116209-04 and 333-116209-05).
*4(ay)	—
Form of NextEra Energy, Inc. Guarantee Agreement relating to NextEra Energy Capital Holdings, Inc.'s preferred stock (filed as Exhibit 4(bf) to Form S-3, File Nos. 333-116209, 333-116209-01, 333-116209-02, 333-116209-03, 333-116209-04 and 333-116209-05).
*4(az)	—	Form of Articles of Amendment to establish a series of Florida Power & Light Company's preferred stock (filed as Exhibit 4(u) to Form S-3, File Nos. 333-116300, 333-116300-01 and 333-116300-02).
*4(ba)	—
Form of first mortgage bond relating to Florida Power & Light Company's Bonds (filed as Exhibit 4(bk) to Post-Effective Amendment No. 1 to Form S-3, File Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08).
*4(bb)	—
Form of temporary first mortgage bond relating to Florida Power & Light Company's Bonds (filed as Exhibit 4(bl) to Post-Effective Amendment No. 1 to Form S-3, File Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08).
+4(bc)	—	Form of Warrant Agreement (including the form of warrant) relating to NextEra Energy, Inc.'s warrants.
+4(bd)	—	Form of Warrant Agreement (including the form of warrant) relating to Florida Power & Light Company's warrants.
5(a)	—	Opinion and Consent, dated August 3, 2012, of Squire Sanders (US) LLP, counsel to NextEra Energy, Inc., NextEra Energy Capital Holdings, Inc. and Florida Power & Light Company.
5(b)	—	Opinion and Consent, dated August 3, 2012, of Morgan, Lewis & Bockius LLP, counsel to NextEra Energy, Inc., NextEra Energy Capital Holdings, Inc. and Florida Power & Light Company.
*12(a)	—
Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends of NextEra Energy, Inc. (filed as Exhibit 12(a) to Form 10-K of NextEra Energy, Inc. for the year ended December 31, 2011, File No. 1-8841 and Exhibit 12(a) to Form 10-Q of NextEra Energy, Inc. for the quarter ended June 30, 2012, File No. 1-8841).
*12(b)	—
Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends of Florida Power & Light Company (filed as Exhibit 12(b) to Form 10-K of Florida Power & Light Company for the year ended December 31, 2011, File No. 2-27612 and Exhibit 12(b) to Form 10-Q of Florida Power & Light Company for the quarter ended June 30, 2012, File No. 2-27612).
23(a)	—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
23(b)	—	Consent of Squire Sanders (US) LLP (included in opinion, attached hereto as Exhibit 5(a)).
23(c)	—	Consent of Morgan, Lewis & Bockius LLP (included in opinion, attached hereto as Exhibit 5(b)).
24	—	Powers of Attorney (included on the signature pages of this registration statement).

25(a)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as purchase contract agent with respect to NextEra Energy, Inc.'s Stock Purchase Contracts and Stock Purchase Units.
25(b)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy, Inc.'s Senior Debt Securities.
25(c)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy, Inc.'s Subordinated Debt Securities.
25(d)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy, Inc.'s Junior Subordinated Debentures.
25(e)	—
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy, Inc.'s Guarantee of NextEra Energy Capital Holdings, Inc.'s Senior Debt Securities pursuant to the Guarantee Agreement dated as of June 1, 1999.
25(f)	—
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy Capital Holdings, Inc.'s Senior Debt Securities issued pursuant to the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999.
25(g)	—
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy Capital Holdings, Inc.'s Subordinated Debt Securities and NextEra Energy, Inc.'s Subordinated Guarantee of NextEra Energy Capital Holdings, Inc.'s Subordinated Debt Securities.
25(h)	—
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy Capital Holdings, Inc.'s Junior Subordinated Debentures and NextEra Energy, Inc.'s Junior Subordinated Guarantee of Junior Subordinated Debentures issued pursuant to the Indenture (For Unsecured Subordinated Debt Securities) dated as of September 1, 2006.
25(i)	—
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy Capital Holdings, Inc.'s Junior Subordinated Debentures and NextEra Energy, Inc.'s Junior Subordinated Guarantee of NextEra Energy Capital Holdings, Inc.'s Junior Subordinated Debentures.
25(j)	—
Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as Trustee with respect to Florida Power & Light Company's First Mortgage Bonds issued pursuant to the Mortgage and Deed of Trust dated as of January 1, 1944.
25(k)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to Florida Power & Light Company's Senior Debt Securities.
25(l)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to Florida Power & Light Company's Subordinated Debt Securities.

*
Incorporated herein by reference as indicated.

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable.

Item 17.    Undertakings.

        The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) do not apply if the information required to be contained in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

          (8)   With respect to registrants offering equity securities that, prior to such offering, had no obligation to file reports with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant against which the claim is asserted will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

        Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NextEra Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Juno Beach, State of Florida on the 3rd day of August, 2012.

NEXTERA ENERGY, INC.
By:	/s/ JAMES L. ROBO James L. Robo President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES L. ROBO James L. Robo	President and Chief Executive Officer (Principal Executive Officer) and Director	August 3, 2012
/s/ MORAY P. DEWHURST Moray P. Dewhurst	Vice Chairman and Chief Financial Officer, and Executive Vice President—Finance (Principal Financial Officer)	August 3, 2012
/s/ CHRIS N. FROGGATT Chris N. Froggatt	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2012
/s/ SHERRY S. BARRAT Sherry S. Barrat	Director	August 3, 2012
/s/ ROBERT M. BEALL, II Robert M. Beall, II	Director	August 3, 2012

Signature	Title	Date

/s/ JAMES L. CAMAREN James L. Camaren	Director	August 3, 2012
/s/ KENNETH B. DUNN Kenneth B. Dunn	Director	August 3, 2012
/s/ J. BRIAN FERGUSON J. Brian Ferguson	Director	August 3, 2012
/s/ LEWIS HAY, III Lewis Hay, III	Director	August 3, 2012
/s/ TONI JENNINGS Toni Jennings	Director	August 3, 2012
/s/ OLIVER D. KINGSLEY, JR. Oliver D. Kingsley, Jr.	Director	August 3, 2012
/s/ RUDY E. SCHUPP Rudy E. Schupp	Director	August 3, 2012
/s/ JOHN L. SKOLDS John L. Skolds	Director	August 3, 2012
/s/ WILLIAM H. SWANSON William H. Swanson	Director	August 3, 2012
/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	August 3, 2012
/s/ HANSEL E. TOOKES, II Hansel E. Tookes, II	Director	August 3, 2012

POWER OF ATTORNEY

        Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NextEra Energy Capital Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Juno Beach, State of Florida on 3rd day of August, 2012.

NEXTERA ENERGY CAPITAL HOLDINGS, INC.
By:	/s/ JAMES L. ROBO James L. Robo Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES L. ROBO James L. Robo	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director	August 3, 2012
/s/ MORAY P. DEWHURST Moray P. Dewhurst	Senior Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	August 3, 2012
/s/ CHRIS N. FROGGATT Chris N. Froggatt	Controller and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2012
/s/ PAUL I. CUTLER Paul I. Cutler	Director	August 3, 2012
/s/ LEWIS HAY, III Lewis Hay, III	Director	August 3, 2012

POWER OF ATTORNEY

        Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Florida Power & Light Company certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Juno Beach, State of Florida on the 3rd day of August, 2012.

FLORIDA POWER & LIGHT COMPANY
By:	/s/ ERIC E. SILAGY Eric E. Silagy President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES L. ROBO James L. Robo	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	August 3, 2012
/s/ MORAY P. DEWHURST Moray P. Dewhurst	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer) and Director	August 3, 2012
/s/ KIMBERLY OUSDAHL Kimberly Ousdahl	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2012
/s/ LEWIS HAY, III Lewis Hay, III	Director	August 3, 2012
/s/ ANTONIO RODRIGUEZ Antonio Rodriguez	Director	August 3, 2012
/s/ ERIC E. SILAGY Eric E. Silagy	Director	August 3, 2012

Exhibit Index

1(a)	—	Form of Underwriting Agreement with respect to the senior debt securities, subordinated debt securities and junior subordinated debentures of NextEra Energy, Inc. and the senior debt securities, subordinated debt securities and junior subordinated debentures of NextEra Energy Capital Holdings, Inc. (including the related guarantees of NextEra Energy, Inc.).
1(b)	—	Form of Underwriting Agreement with respect to common stock, stock purchase contracts, stock purchase units and warrants of NextEra Energy, Inc.
1(d)	—	Form of Underwriting Agreement with respect to Florida Power & Light Company's Bonds.
4(e)	—	Amendment to NextEra Energy Capital Holdings, Inc.'s Articles of Incorporation, dated December 1, 2010.
5(a)	—	Opinion and Consent, dated August 3, 2012, of Squire Sanders (US) LLP, counsel to NextEra Energy, Inc., NextEra Energy Capital Holdings, Inc. and Florida Power & Light Company.
5(b)	—	Opinion and Consent, dated August 3, 2012, of Morgan, Lewis & Bockius LLP, counsel to NextEra Energy, Inc., NextEra Energy Capital Holdings, Inc. and Florida Power & Light Company.
23(a)	—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
25(a)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as purchase contract agent with respect to NextEra Energy, Inc.'s Stock Purchase Contracts and Stock Purchase Units.
25(b)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy, Inc.'s Senior Debt Securities.
25(c)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy, Inc.'s Subordinated Debt Securities.
25(d)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy, Inc.'s Junior Subordinated Debentures.
25(e)	—
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy, Inc.'s Guarantee of NextEra Energy Capital Holdings, Inc.'s Senior Debt Securities pursuant to the Guarantee Agreement dated as of June 1, 1999.
25(f)	—
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy Capital Holdings, Inc.'s Senior Debt Securities issued pursuant to the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999.
25(g)	—
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy Capital Holdings, Inc.'s Subordinated Debt Securities and NextEra Energy, Inc.'s Subordinated Guarantee of NextEra Energy Capital Holdings, Inc.'s Subordinated Debt Securities.
25(h)	—
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy Capital Holdings, Inc.'s Junior Subordinated Debentures and NextEra Energy, Inc.'s Junior Subordinated Guarantee of Junior Subordinated Debentures issued pursuant to the Indenture (For Unsecured Subordinated Debt Securities) dated as of September 1, 2006.

25(i)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to NextEra Energy Capital Holdings, Inc.'s Junior Subordinated Debentures and NextEra Energy, Inc.'s Junior Subordinated Guarantee of NextEra Energy Capital Holdings, Inc.'s Junior Subordinated Debentures.
25(j)	—
Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as Trustee with respect to Florida Power & Light Company's First Mortgage Bonds issued pursuant to the Mortgage and Deed of Trust dated as of January 1, 1944.
25(k)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to Florida Power & Light Company's Senior Debt Securities.
25(l)	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee with respect to Florida Power & Light Company's Subordinated Debt Securities.